UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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Silicon Laboratories Inc.
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2024

Annual Meeting of Stockholders

APRIL 24, 2025

Notice of Annual Meeting and Proxy Statement

SILICON LABS

LETTER TO THE STOCKHOLDERS

Austin, Texas March 12, 2025

To the Stockholders of Silicon Laboratories Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Silicon Laboratories Inc. (“Silicon Labs”), a Delaware corporation, to be held virtually on April 24, 2025, at 9:00 a.m. Central Time for the purposes described in the Proxy Statement. There will be no in-person meeting. To participate in the Annual Meeting, please visit www.proxydocs.com/SLAB. In order to attend, you must register in advance at www.proxydocs.com/SLAB prior to the start of the meeting. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and to submit questions during the meeting. During the Annual Meeting, you may vote your shares and submit questions via the question box provided on the virtual meeting website. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting website log-in page.

The 2025 Annual Meeting will focus on the items of business listed in the Notice of Annual Meeting of Stockholders and Proxy Statement that follows. We are sending this Proxy Statement to our stockholders on or about March 12, 2025. During the Annual Meeting we will also present a report on Silicon Labs’ performance and operations during 2024.

Whether or not you plan to attend the meeting, your vote is important. Instructions regarding the various methods of voting are contained in the Proxy, including voting by toll-free telephone number or the Internet. If you request and receive a paper copy of the Proxy by mail, you may still vote your shares by fully completing and returning the Proxy. You may revoke your Proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your Proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

Sincerely,

R. Matthew Johnson

President, Chief Executive Officer and Director

Silicon Laboratories Inc.

Notice of Annual Meeting of Stockholders

Time	9:00 a.m., Central Time on Thursday, April 24, 2025

Place	Virtually at www.proxydocs.com/SLAB. In order to attend, you must register in advance at www.proxydocs.com/SLAB prior to the deadline of April 24, 2025 at 9:00 a.m. (Central Time).

Items of Business

1.  To elect three Class III directors to serve on the Board of Directors until our 2028 annual meeting of stockholders, or until a successor is duly elected and qualified;

2.  To ratify the appointment of our independent registered public accounting firm for the fiscal year ending January 3, 2026;

3.  To vote on an advisory (non-binding) resolution to approve executive compensation;

4.  To approve an amendment to the Fourth Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the company;

5.  To approve amendments to the Fourth Amended and Restated Certificate of Incorporation to implement miscellaneous changes; and

6.  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Voting

We have furnished proxy materials over the Internet where you may read, print and download our Annual Report and Proxy Statement at www.proxydocs.com/SLAB. On or about March 12, 2025, we mailed to our stockholders a notice containing instructions on how to vote and how to access our 2025 Proxy Statement and 2024 Annual Report. The notice also provides instructions on how you can request a paper copy of these documents. If you received your annual materials via email, the email contains voting instructions and links to the Annual Report and Proxy Statement on the Internet.

Who Can Vote

Only stockholders of record at the close of business on February 24, 2025 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our executive offices for a period of ten days before the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND VOTE YOUR SHARES BY TELEPHONE, BY INTERNET, OR BY COMPLETING, SIGNING, DATING, AND RETURNING A PROXY CARD AS PROMPTLY AS POSSIBLE.

PROXY STATEMENT SUMMARY

This Proxy Statement Summary highlights information contained elsewhere in this proxy statement, which is first being sent or made available to stockholders on or about March 12, 2025. This summary does not contain all of the information you should consider, so please read the entire proxy statement carefully before voting.

2025 Annual Meeting of Stockholders

Date and Time	Location	Record Date

Thursday, April 24, 2025 9:00 a.m., Central Time	www.proxydocs.com/SLAB	February 24, 2025

Matters To Be Voted Upon

The following table summarizes the proposals to be voted upon at the 2025 Annual Meeting of Stockholders to be held on April 24, 2025 (the “Annual Meeting”) and the Board’s voting recommendations with respect to each proposal.

Proposals	Board Recommendation	Page Reference

1. Election of Directors	FOR each nominee	3

2. Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	14

3. Advisory Vote on Executive Compensation	FOR	16

4. Vote to Approve an Amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation to Limit Liability of Certain Officers	FOR	17

5. Vote to Approve an Amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation to Implement Miscellaneous Changes	FOR	19

Director Nominees

	Age	Director Since	Independent	Committee Membership

Wiliam G. Bock	74	2011	✓	• Audit (Chair) • Compensation (Member)

Christy Wyatt	53	2019	✓	• Compensation (Chair) • Corporate Development & Finance (Member)

Sherri Luther	59	2022	✓	• Audit (Member) • Nominating & Corporate Governance (Member)

CORPORATE SUSTAINABILITY

2024 Business Highlights

We are a leader in secure, intelligent wireless technology for a more connected world. Our integrated hardware and software platform, intuitive development tools, unmatched ecosystem and robust support make us the ideal long-term partner in building advanced industrial, commercial, home and life applications. We make it easy for developers to solve complex wireless challenges throughout the product lifecycle and get to market quickly with innovative solutions that transform industries, grow economies and improve lives.

We navigated market turbulence and excelled in 2024, driving momentum through a challenging market cycle and growing more than 90% from the trough we experienced in the December quarter of 2023, underpinned by consistent improvement in both excess customer inventory and our bookings, as well as share gains across both of our business units. We also focused on the execution of key design ramps over 2024 to support our revenue recovery.

In 2024, we introduced new and innovative products:

•	Our highest-performance device family to date, the xG26 family of wireless SoCs and MCU’s, designed to future-proof the IoT against some of the most demanding emerging applications, including Matter.

•	Our new xG22E family of wireless SoCs, our first-ever family designed to operate within the ultra-low power envelope required for battery-free, energy harvesting applications.

•	Our first Wi-Fi 6 solution, the SiWx917 family of SoCs, designed for ultra-low-power applications using Wi-Fi 6 for secure cloud connectivity.

•	Our BG22L and BG24L Bluetooth LE SoCs, bringing advanced performance features such as Channel Sounding and AI/ML to application-optimized battery-powered applications.

•	Our first samples of our next generation Series 3 SoCs with selected customers.

We also welcomed new key leaders to help propel us to our next stage of growth:

•	Radhika Chennakeshavula joined us as our Chief Information Officer (CIO) on April 24, 2024, overseeing IT operations, enterprise applications, data analytics, and digital transformation initiatives.

•	Robert Conrad joined as our Senior Vice President of Worldwide Operations on April 29, 2024, bolstering our strategic operations as we advance our supply chain capabilities.

•	Dean Butler joined us as our Senior Vice President and Chief Financial Officer (CFO) on May 15, 2024, and leads the global finance organization and is responsible for our financial strategy.

Ethical and Responsible Governance

Silicon Labs integrates strong ethical and governance principles throughout our business. Silicon Labs has a strong corporate governance framework and a defined set of responsibilities aimed at fulfilling our mission of building a smarter, more connected world. Our Board of Directors oversees our corporate governance with specific responsibilities assigned to the Nominating and Corporate Governance (NCG) Committee and the Audit Committee of the Board. Our CEO, CFO, CLO, and CPO provide management level oversight of governance matters across the Company and regularly report to the Board and its committees on governance and ethical matters.

CORPORATE SUSTAINABILITY

Corporate Sustainability

Guided by our shared values, we strive to “do the right thing” for our employees, customers, shareholders, and communities. We integrate sustainability principles throughout our business, driven by our stakeholders, who help us identify and prioritize sustainability-related issues. We routinely engage with our shareholders to better understand their sustainability views, carefully considering the feedback we receive and acting when appropriate. While we devote resources to a wide range of sustainability-related issues, our goals are focused in five strategic areas based on a materiality assessment by stakeholders: Product and Services Innovation, Environmental Management & Climate Change Mitigation, Employee Wellbeing, Supply Chain Management and Ethics & Governance.

Our Board of Directors oversees corporate sustainability with specific duties delegated to the NCG Committee. The CFO is the executive sponsor of the Sustainability Steering Committee, which includes members of executive and senior management. The CFO and members of the Steering Committee report quarterly to the CEO and the Nominating and Governance Committee of the Board of Directors.

We report additional details on our sustainability commitments and progress in our annual Corporate Sustainability Report, available at: https://www.silabs.com/about-us/environmental-social-governance.

Creating a Culture of Innovation

Silicon Labs is a multi-national and multi-ethnic workforce, with sites and employees in more than a dozen countries. We believe a diversity of experiences and viewpoints leads to better solutions and is the cornerstone of innovation. We support a curious, high-performing culture with the resources employees need to grow their technical knowledge, build management skills, and achieve their development goals. For the past 17 years, we’ve hosted a 3-day global technical symposium that is focused on bringing employees together from across the globe to share their best work and latest innovations. Employees collaborate and share expertise through an internal training program of virtual sessions and in-person workshops, and we host university professors and external speakers that help strengthen technical and professional skills to broaden knowledge, trigger creativity, and inspire innovation.

We are committed to fostering a representative and inclusive workplace that attracts and retains exceptional talent. These principles are also reflected in our employee training, with targeted curriculum on eliminating harassment, discrimination, and bias in the workplace. We’re committed to driving long-term change and accountability by incorporating sustainability objectives into our executive bonus plan and conducting an annual employee sentiment assessment to inform our action plans.

•	Silicon Labs has been a certified Great Place to Work each year since 2017 and annually executes an employee engagement survey to assess progress.

•

We offer medical, dental, and vision insurance plans to fit the needs of employees and their families and provide broad benefit packages, including profit sharing, retirement, disability insurance, life insurance plans, and mental health and wellness plans.

•

We inspire creativity and innovation through a robust internal training program, including on-demand skills training, external speakers, technical certifications, mentoring and coaching, and leadership training.

•	Silicon Labs strives to foster an inclusive environment for all employees, supporting employee resource groups, mentorship circles, and diversity leadership initiatives in the semiconductor industry.

•	We actively promote representation in our organization and equitable practices in our recruitment, development, and promotion practices.

•	All Silicon Labs employees receive 24 hours of paid time off annually to volunteer, and we support our global philanthropy programs through local grants and board service.

PROXY STATEMENT

Matters to be Considered at Annual Meeting

Silicon Laboratories Inc. Proxy Statement

Annual Meeting of Stockholders to be held on April 24, 2025

General

The enclosed Proxy is solicited on behalf of the Board of Directors of Silicon Laboratories Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held virtually on April 24, 2025 at 9:00 a.m. Central Time at www.proxydocs.com/SLAB, or at any adjournment thereof. On or about March 12, 2025, we mailed to our stockholders a notice containing instructions on how to vote and how to access our 2025 Proxy Statement and 2024 Annual Report.

Voting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying notice and are described in more detail in this Proxy Statement. On February 24, 2025, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 32,472,957 shares of our common stock were outstanding and no shares of our preferred stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on February 24, 2025. The presence, or representation by proxy, of the holders of a majority of our shares entitled to vote is necessary to constitute a quorum at the Annual Meeting or at any adjournment thereof. Stockholders may not cumulate votes in the election of directors. The affirmative vote of a majority of the votes cast (including votes cast by proxy) at the Annual Meeting with respect to each director’s election is necessary for the election of such director. The affirmative vote of a majority of our shares present or represented by proxy at the Annual Meeting and entitled to vote will be required to approve Proposals Two and Three. The affirmative vote of a majority of the shares of our common stock outstanding and entitled to vote will be required to approve Proposals Four and Five. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., a Proxy submitted by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter). Abstentions and broker non-votes will be counted as present for purposes of determining a quorum for the transaction of business. Abstentions will have no effect on the election of directors but will be counted as shares “entitled to vote” and therefore will have the same effect as a vote against Proposals Two and Three. Broker non-votes will not be counted for purposes of determining whether Proposals One, Two and Three have been approved. Because Proposals Four and Five require the vote of a majority of our shares outstanding, both abstentions and broker non-votes will count as votes against these proposals.

Proxies

If the enclosed form of Proxy is properly signed and returned or you properly follow the instructions for telephone or Internet voting, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy does not otherwise specify how the shares represented thereby are to be voted, the Proxy will be voted (i) FOR the election of the directors proposed by the Board of Directors, (ii) FOR the approval of the selection of      as our independent registered public accounting firm and (iii) FOR the approval of an advisory resolution to approve executive compensation, (iv) FOR the approval of the amendment to the Fourth Amended and Restated Certificate of Incorporation (the “Charter”) to limit the liability of certain officers and (v) FOR the approval of the amendments to the Charter to implement miscellaneous changes. You may revoke or change your Proxy at any time before the Annual Meeting by submitting a later-dated Proxy via the Internet, by telephone, by mail or by delivering a notice of revocation or another signed Proxy with a later date to our Corporate Secretary at our principal executive offices at 400 West Cesar Chavez, Austin, Texas 78701. You may also revoke your Proxy by attending the Annual Meeting and voting during the meeting.

PROXY STATEMENT

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding in their names shares that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of Proxies by mail and the Internet may be supplemented by a solicitation by telephone or other means by directors, officers, or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit Proxies other than by mail and the Internet.

Deadline for Receipt of Future Stockholder Proposals

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholder proposals to be presented at our 2026 annual meeting of stockholders and included in our proxy statement and form of proxy relating to that meeting must be received by us at our principal executive offices at 400 West Cesar Chavez, Austin, Texas 78701, addressed to our Corporate Secretary, not later than November 12, 2025. These proposals must comply with the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”).

In addition, our bylaws establish advance notice procedures that must be complied with for stockholders to bring proposals that are not included in our proxy materials and nominations of persons for election as directors before an annual meeting of stockholders. In accordance with our bylaws, for a proposal or nominee not included in our proxy materials to be properly brought before the 2026 annual meeting of stockholders, a notice must be received by us at our principal executive offices at 400 West Cesar Chavez, Austin, Texas 78701, addressed to our Corporate Secretary, no later than November 12, 2025 and must contain the information specified in our bylaws. In addition to satisfying advance notice requirements under our bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than those nominees nominated by the Company must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 23, 2026, which is 60 days prior to the anniversary date of the 2025 annual meeting of stockholders. Unless we receive notice in the manner specified above, the proxy holders shall have discretionary authority to vote for or against any such proposal presented at our 2026 annual meeting of stockholders.

PROPOSAL ONE: ELECTION OF DIRECTORS

Proposal One: Election of Directors

General

The Board of Directors is divided into three classes, designated Class I, Class II and Class III, with staggered three-year terms. The term of office of the Class III Directors, William G. Bock, Christy Wyatt and Sherri Luther, will expire at this Annual Meeting. Mr. Bock and Mses. Wyatt and Luther have been nominated to continue as Class III Directors. The directors elected as Class III Directors at the Annual Meeting will each serve for a term of three years expiring at the 2028 annual meeting of stockholders, or until such director’s successor has been duly elected and qualified or until such director’s earlier death, resignation or removal.

The nominees for election have agreed to serve if elected, and management has no reason to believe that the nominees will be unavailable to serve. In the event any of the nominees are unable or decline to serve as directors at the time of the Annual Meeting, the Proxies will be voted for any nominees who may be designated by our present Board of Directors to fill the vacancies. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them FOR the nominees named below.

Nominees for Class III Directors with a Term Expiring in 2025 (ages as of Annual Meeting date)

William G. Bock, 74

Mr. Bock has served as a Director of Silicon Labs since 2011. He originally joined Silicon Labs’ Board of Directors in 2000 and served as Chairman of the audit committee until he stepped down from the Board to join the management team as CFO, a role he held from 2006 to 2011, when he was re-appointed to the Board. Mr. Bock also served as interim CFO in early 2013 and was then appointed President in mid-2013 before retiring from the management team in early 2016. Mr. Bock previously participated in the venture capital industry, principally as a partner with CenterPoint Ventures. Before his venture career, Mr. Bock held senior executive positions with three venture-backed companies, Dazel Corporation, Tivoli Systems and Convex Computer Corporation. Mr. Bock began his career with Texas Instruments. Mr. Bock currently serves as Chairman of the Board of SolarWinds Corporation (NYSE: SWI) which recently announced that it has signed an agreement to be acquired and is not expected to be a publicly listed company after the second calendar quarter of 2025. Mr. Bock is also Chairman of the Board of N-able Inc. (NYSE: NABL). Mr. Bock currently serves on the Board of SailPoint Technologies (NASDAQ: SAIL). Mr. Bock holds a B.S. in Computer Science from Iowa State University and an M.S. in Industrial Administration from Carnegie Mellon University.

Mr. Bock brings more than 40 years of broad operational, financial and board of director experience to our board, specifically in the high-tech industry areas of systems, software and semiconductors. Mr. Bock has extensive experience as a board member and executive leader for public companies as well as M&A, including his time in venture capital. As a former Silicon Labs President and Chief Financial Officer, Mr. Bock brings to the board a thorough understanding of our operations and markets.

Christy Wyatt, 53

Ms. Wyatt has served as a Director of Silicon Labs since 2019. Ms. Wyatt currently serves as the President and CEO of Absolute Security Corporation. Ms. Wyatt previously served as the President, Chief Executive Officer and a director of Absolute Software Corporation, a privately held endpoint security and data risk management company that was publicly traded on both the Nasdaq and Toronto Stock Exchange from 2018 until its acquisition by Crosspoint Capital Partners in July 2023. Ms. Wyatt currently is a director of Ericsson (NASDAQ:ERIC), a position she has held since 2023. Ms. Wyatt previously served as a director of Quotient Technology, Inc. (NYSE:QUOT), a digital promotions, media and analytics company, from July 2018 to April 2022. Ms. Wyatt previously served as Chairman, Chief Executive Officer and President of Good Technology Corporation from 2013, leading to its acquisition by Blackberry in 2015, and also served as President and Chief Executive Officer and Director of Dtex Systems, an insider threat detection company, from 2016 to 2018. Ms. Wyatt has held leadership positions in the technology industry within Citigroup, Motorola, Apple, Palm and Sun Microsystems and also served as a board member for Centrify. Ms. Wyatt was named “CEO of the Year” by the Globe and Mail in 2020, one of the “Top 50 Women in Saas” by the Software Report in 2019, a “Top 50 Women Entrepreneur in America” by Inc. Magazine, “CEO of the Year” by Information Security Global Excellence Awards and a “Most Influential Women in Wireless” by Fierce Wireless.

Ms. Wyatt’s CEO, director and officer experience provides our board expertise in global and international operating experience as well as cyber and security risk. Ms. Wyatt also has extensive technology expertise in hardware and software global technology product companies and contributes valuable insights in these areas.

Sherri Luther, 59

Ms. Luther has served as a Director of Silicon Labs since 2022. Ms. Luther currently serves as the Chief Financial Officer and Treasurer of Coherent Corp. (NYSE:COHR), a global leader in materials, networking, and lasers. Prior to Coherent, Ms. Luther served as the Chief Financial Officer of Lattice Semiconductor (NASDAQ:LSCC), a global leader of low power programmable FPGAs. Prior to Lattice, Ms. Luther was a senior financial executive at Coherent, serving as Corporate Vice President of Finance where she oversaw large scale acquisitions and provided thought leadership and strategic direction across 40 global sites. Ms. Luther previously held various senior finance and accounting positions at companies including Quantum Corporation, Ultra Network Technologies and Arthur Andersen. Ms. Luther holds a Bachelor of Business Administration, with a dual major in Accounting and Finance, from Wright State University. Ms. Luther is a CPA (Certified Public Accountant), is NACD (National Association of Corporate Directors) Directorship Certified and graduated from the Executive MBA Program at Stanford University Graduate School of Business. Ms. Luther has been recognized for her high ethical and professional standards and received the “CFO of the Year” Award from the Business Journal in Portland, Oregon as well as the ‘Woman CFO of the Year’ by the Financial Executives International (FEI) Silicon Valley Association.

Ms. Luther brings to our board 35 years of experience in strategic and financial operations, with an expertise in financial reporting, forecasting, SOX compliance, M&A, operations and supply chain management. As the CFO of a multinational public semiconductor company and qualified financial expert under SEC regulations, Ms. Luther contributes valuable insights in the areas of finance and accounting, capital allocation, investor relations as well as in risk management, cybersecurity, and sustainability.

Other Directors

Set forth below is information concerning our other Directors whose terms of office continue after this Annual Meeting.

Continuing Class I Directors with a Term Expiring in 2026 (ages as of Annual Meeting date)

Navdeep S. Sooch, 62

Mr. Sooch co-founded Silicon Labs in August 1996 and has served as Chairman of the Board since our inception. Mr. Sooch served as Chief Executive Officer from August 1996 to December 2003 and as interim Chief Executive Officer from April 2005 to September 2005. Mr. Sooch also served as the CEO of Ketra, Inc., a private company in the field of solid-state lighting, from October 2011 to April 2018. Prior to founding Silicon Labs, Mr. Sooch held various positions at Crystal Semiconductor/Cirrus Logic, a designer and manufacturer of integrated circuits, including Vice President of Engineering and was a Design Engineer with AT&T Bell Labs. Mr. Sooch holds a B.S. in Electrical Engineering from the University of Michigan, Dearborn and an M.S. in Electrical Engineering from Stanford University.

Mr. Sooch brings to our board extensive experience as an executive, engineer, and semiconductor designer with valuable insights into our industry and Silicon Labs operations, as our founder and former CEO. Beyond his expertise in technology and as a public company executive leader, Mr. Sooch further contributes valuable insights in the areas of talent and culture.

Nina Richardson, 66

Ms. Richardson has served as a Director of Silicon Labs since 2016. Ms. Richardson was previously the Chief Operating Officer at GoPro where she led Engineering, Operations, Sales, Sales Operations, Support and Human Resources. Ms. Richardson also held a variety of executive positions at global EMS provider, Flex, including Vice President and GM where she managed several manufacturing plants in the U.S. and Mexico. Ms. Richardson is also a board member of Resideo Technologies, Inc. (NYSE:REZI), a global provider and distributor of comfort and security solutions and Cohu, Inc. (NASDAQ:COHU), a global provider of back-end semiconductor equipment and services. Ms. Richardson is also a board member of Tonal, a privately held smart-fitness equipment and services company. Ms. Richardson was previously a director of SGI, until its sale to HPE, Callidus Cloud, until its sale to SAP, Zayo Group and Eargo (NASDAQ:EAR). Ms. Richardson holds a B.S. in Industrial Engineering from Purdue University and an Executive MBA from Pepperdine University.

Ms. Richardson has broad executive experience in manufacturing, engineering, and supply chain that complements our Company’s operations. Ms. Richardson brings valuable insights from her experiences as a director at several other publicly traded companies and particularly her governance, cybersecurity and environmental sustainability experience, having completed NACD’s Cybersecurity Certification and the Diligent Climate Leadership Certification. Ms. Richardson has scaled operations, talent and organizations in multiple geographies, bringing an important perspective to this stage of our growth.

Continuing Class II Directors with a Term Expiring in 2027 (ages as of Annual Meeting date)

R. Matthew Johnson, 49

Mr. Johnson has served as a Director and our Chief Executive Officer since January 2022 and has served as our President since April 2021. Mr. Johnson served as our Senior Vice President and General Manager of our Internet of Things business unit from July 2018 until he was promoted to President in April 2021. Before joining Silicon Labs, Mr. Johnson held leadership positions at NXP, Freescale, and Fairchild Semiconductor. Mr. Johnson holds a B.S. in Electrical Engineering Technology from the University of Maine and has completed executive programs at Harvard Business School and Stanford University. Mr. Johnson currently serves on the boards of Novanta (NASDAQ:NOVT), the Semiconductor Industry Association, and the Board of Trustees of Dell Children’s Medical Center Foundation.

Mr. Johnson has extensive technology and operations experience in various leadership positions throughout the semiconductor industry, most recently as our chief executive officer, and brings to the Board a thorough understanding of our people, products and markets worldwide.

Sumit Sadana, 56

Mr. Sadana has served as a Director of Silicon Labs since 2015, and as Lead Director since January 2022. Mr. Sadana has been the Executive Vice President and Chief Business Officer of Micron Technology, Inc. (NASDAQ:MU) since 2017. In 2022, Mr. Sadana served as Micron’s Interim Chief Financial Officer. Mr. Sadana has over 30 years of technology industry experience, including leadership positions at San Disk, Freescale Semiconductor and IBM. Mr. Sadana has a Bachelor of Technology degree in Electrical Engineering from the Indian Institute of Technology (IIT), Kharagpur (India) and an M.S. in Electrical Engineering from Stanford University.

Mr. Sadana brings to our board significant experience from diverse leadership roles across technology, engineering, operations, strategy, business development and P&L management as an executive in global technology and semiconductor companies. Mr. Sadana provides valuate insights in the areas of finance and accounting, M&A, culture and diversity, and global business supply chain.

Gregg Lowe, 62

Mr. Lowe has served as a Director of Silicon Labs since 2017. Mr. Lowe served as the President and Chief Executive Officer of Wolfspeed, Inc. (NYSE:WOLF), an innovator in silicon carbide semiconductors from 2017 until 2024. Mr. Lowe previously served as President and CEO of Freescale Semiconductor from June 2012 until its merger with NXP (NASDAQ:NXPI) in 2015. Mr. Lowe served as senior vice president and manager of the Analog business for Texas Instruments (NASDAQ:TXN) where he helped to direct the acquisition of National Semiconductor. During his 27 years at Texas Instruments, he held various leadership positions across field sales, automotive sales, marketing, and integrated circuits where he oversaw a global team with design centers and customers on every continent. Mr. Lowe currently serves on the boards of Power Integrations Inc. (NASDAQ:POWI), North Carolina A&T University, the Rock & Roll Hall of Fame in Cleveland, Ohio and St. Edward’s High School in Lakewood, Ohio. Mr. Lowe has a Bachelor of Science degree in electrical engineering from Rose-Hulman Institute of Technology in Terre Haute, Indiana and is a graduate from the Stanford Executive Program at Stanford University. Mr. Lowe has been recognized for his accomplishments in the community and within the semiconductor industry as the recipient of the Rose-Hulman Institute of Technology Career Achievement Award.

Mr. Lowe brings to our board extensive experience as a chief executive officer for publicly traded semiconductor companies. Mr. Lowe provides valuable insights from his experiences managing global operations including expertise in technology, marketing, sales, supply chain, and M&A.

PROPOSAL ONE: ELECTION OF DIRECTORS

Board Leadership/Independence

The Board of Directors’ current policy is to separate the role of Chairman of the Board from the role of Chief Executive Officer. The Board of Directors also finds it useful and appropriate to designate one of the independent members of the Board of Directors as Lead Director and has designated Mr. Sadana as such. The Lead Director’s duties include presiding over executive sessions of the Company’s independent directors and serving as principal liaison between the non-employee directors, the Chief Executive Officer and the Chairman of the Board on sensitive issues. The Board believes that the appointment of the Lead Director and the separation of the Chairman and Chief Executive Officer roles currently provides the most efficient and effective leadership model for the Company as it encourages free and open dialogue regarding competing views and provides for strong checks and balances. Specifically, the balance of powers among our Chief Executive Officer, Chairman of the Board and Lead Director facilitates the active participation of our independent directors and enables our Board of Directors to provide more effective oversight of management. The Board of Directors has determined that Messrs. Bock, Lowe, Sadana, and Sooch and Mses. Richardson, Wyatt and Luther are each independent as defined in the applicable Marketplace Rules of the NASDAQ Stock Market, Inc. Independent directors met in executive session without the Chief Executive Officer and other non-independent directors present on four occasions during fiscal 2024.

Committees and Meetings

During fiscal 2024, our Board of Directors held a total of four meetings. Our Board of Directors has an Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and a Corporate Development and Finance Committee. During fiscal 2024, each incumbent director attended or participated in at least 75% of the aggregate of (i) the meetings of the Board of Directors and (ii) the meetings held by all committees of the Board of Directors on which such director served.

Audit Committee. The Audit Committee is responsible for matters relating to the selection of our independent registered public accounting firm, the scope of the annual audits, the fees to be paid to the independent registered public accounting firm, the performance of our independent registered public accounting firm, compliance with our accounting and financial policies, and management’s procedures and policies relative to the adequacy of our internal accounting controls. The Committee also reviews the Company’s policies and practices with respect to risk management including cyber security risks. The members of the Audit Committee are Mr. Bock and Mses. Luther and Richardson. Mr. Bock serves as Chairman of the Audit Committee. The Board of Directors has determined that Mr. Bock and Ms. Luther are qualified as audit committee financial experts pursuant to Item 407 of Regulation S-K and as financially sophisticated audit committee members under Rule 5605(c)(2)(A) of the Marketplace Rules of the NASDAQ Stock Market, Inc. (the “Nasdaq Rules”). The Board of Directors has also determined that each of the members of the Audit Committee is independent as defined in the applicable Nasdaq Rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has adopted a written charter for the Audit Committee, a current copy of which is located on our Internet website under the “Investor Relations” page. Our Internet website address is http://www.silabs.com. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The Audit Committee held six meetings during fiscal 2024.

Compensation Committee. The Compensation Committee reviews and approves all compensation to be provided to our executive officers and makes recommendations to the Board of Directors regarding the compensation of our directors. In addition, the Compensation Committee has authority to administer our stock incentive plan and employee stock purchase plan. The members of the Compensation Committee are Messrs. Bock and Lowe and Ms. Wyatt. Ms. Wyatt serves as Chairman of the Compensation Committee. The Board of Directors has determined that each of the members of the Compensation Committee is independent as defined in the applicable Nasdaq Rules. The Board of Directors has adopted a written charter for the Compensation Committee, a current copy of which is located on our Internet website under the “Investor Relations” page. Our Internet website address is http://www.silabs.com. The Compensation Committee reviews and assesses the adequacy of its charter on an annual basis. The Compensation Committee held five meetings during fiscal 2024.

PROPOSAL ONE: ELECTION OF DIRECTORS

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee focuses on issues related to the composition, practices and operations of the Board of Directors. In addition, the Nominating and Corporate Governance Committee has the authority to consider candidates for the Board of Directors recommended by stockholders and to determine the procedures with respect to such stockholder recommendations. The Committee also reviews issues and developments related to corporate governance, environmental and social matters and recommends associated standards to the Board. The members of the Nominating and Corporate Governance Committee are Messrs. Lowe and Sadana and Ms. Luther. Mr. Lowe serves as Chairman of the Nominating and Corporate Governance Committee. The Board of Directors has determined that each member is independent as defined in the applicable Nasdaq Rules. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a current copy of which is available on our Internet website under the “Investor Relations” page. The Nominating and Corporate Governance Committee recommended, and the Board of Directors approved, the Corporate Governance Policy, which is also located on our Internet website under the “Investor Relations” page. Our Internet website address is http://www.silabs.com. The Nominating and Corporate Governance Committee held four meetings during fiscal 2024.

Corporate Development and Finance Committee. The Corporate Development and Finance Committee (the “Finance Committee”) reviews and makes recommendations to the Board of Directors regarding our capital structure, liquidity risk, financial strategies, investment and hedging policies, capital allocation decisions, strategic investments and dispositions, acquisitions and divestitures and similar opportunities for maximizing shareholder value. The members of the Corporate Development and Finance Committee are Mr. Sooch and Mses. Richardson and Wyatt. Mr. Sooch serves as Chairman of the Finance Committee. The Corporate Development and Finance Committee held five meetings during fiscal 2024.

Director Nomination

In evaluating potential director candidates, the Nominating and Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors and seeks to ensure that at least a majority of the directors are independent under the applicable Nasdaq Rules. The Nominating and Corporate Governance Committee selects director nominees based on their personal and professional integrity, depth and breadth of experience, ability to make independent analytical inquiries, understanding of our business, willingness to devote adequate attention and time to duties of the Board of Directors and such other criteria as is deemed relevant by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee includes, and has any search firm that it engages include, women and minority candidates in the pool from which the Committee selects director candidates. Our Corporate Governance Policy (approved by the Board of Directors) provides that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of experience, knowledge and skills. We do not have any other formal policy with respect to the diversity of our directors. The Nominating and Corporate Governance Committee considers the effectiveness of this policy and the effectiveness of the Board of Directors generally in the course of nominating directors for election. Our Corporate Governance Policy provides that directors that are public company executive officers should not serve on more than one public company board (in addition to serving on our Board of Directors) and other directors should not serve on more than three public company boards (in addition to serving on our Board of Directors).

Any member of our Board of Directors may resign at any time by delivering written notice to us. When a director resigns, a majority of the directors remaining in office have the power to reduce the size of the Board to remove the vacancy or to fill the vacancy, in which case the director so elected shall hold office for the unexpired portion of the term of the resigned director.

PROPOSAL ONE: ELECTION OF DIRECTORS

Particular Competencies

Industry/Market Experience	●	●	●	●	●	●	●	●

Technology – hardware	●	●	●	●	●	●	●

Technology – software	●	●		●		●		●

Public Company Executive Leadership	●	●	●	●	●	●	●	●

Sales and Marketing			●			●		●

Financial Literacy, Capital Allocation and M&A	●	●	●	●	●	●	●	●

Talent and Culture	●			●	●	●	●	●

Supply Chain				●	●	●

Global Business	●		●	●	●	●	●	●

Sustainability				●	●			●

Cyber Security	●			●	●			●

Competencies	Value to Silicon Labs

Industry/Market Experience	Experience in the semiconductor industry and our end markets provides relevant understanding of our business, strategy, and customer dynamics.

Technology — Hardware	Our mixed signal technology is used in a wide variety of products and technologies. Experience in hardware technologies helps us to evaluate product strategies.

Technology — Software	Increasingly, software applications are critical to the success of our business. Experience in software technologies helps us evaluate development, product security, and business models.

Public Company Executive Leadership	Public company executive experience provides important understanding of leadership, governance and best practices that are pertinent to our business.

Sales and Marketing	We have a diverse, global customer base and experience in sales and marketing provides relevant perspective to our sales and marketing strategies.

Financial Literacy, Capital Allocation and M&A	We are often involved in complex financial transactions and operate in a dynamic M&A environment, and can benefit from strong financial oversight and knowledge of financial and accounting principles.

Talent and Culture

Experience and knowledge of best practices in the areas of talent management, public company compensation structures and culture support our goals to recruit, retain and maintain a diverse, inclusive and engaged highly-skilled workforce in a competitive environment.

Supply Chain	With global operations and customers in several countries, global business and supply chain expertise helps us understand opportunities and challenges.

Global Business	Global business leadership experience leads to a deeper knowledge of global industry dynamics and international business issues which are increasingly important in this macroeconomic environment.

Sustainability	Experience in environmental sustainability supports our programs and initiatives to align with our corporate strategy and considerations of our employees, customers, suppliers and investors.

Cyber Security	Cyber security competencies are critical in overseeing our enterprise risk program and cyber threats to our product, and the security of our assets and operations.

PROPOSAL ONE: ELECTION OF DIRECTORS

Background
Tenure/Age

Years on the Board	13	4	7	3	8	9	28	5

Age	74	49	62	59	66	56	62	53

Gender Diversity

Female				●	●			●

Male	●	●	●			●	●

Non-Binary

Did not Disclose Gender

Racial/Ethnic/Nationality/Other Forms of Diversity:

African American or Black

Alaskan Native or Native American

Asian (other than South Asian)

South Asian						●	●

Hispanic or Latinx

Native Hawaiian or Pacific Islander

White/Caucasian	●	●	●	●	●			●

Two or More Races or Ethnicities

LBGTQ+

Persons with Disabilities

Did not Disclose Demographics

To see our prior year’s Board diversity matrix, please see the proxy statement filed with the SEC on March 6, 2024.

PROPOSAL ONE: ELECTION OF DIRECTORS

In identifying potential director candidates, the Nominating and Corporate Governance Committee considers recommendations made by current directors and officers. In addition, the Nominating and Corporate Governance Committee may engage a third-party search firm to identify and recommend potential candidates. The Nominating and Corporate Governance Committee includes, and has any search firm that it engages include, women and minority candidates in the pool from which the committee selects new director candidates. Finally, the Nominating and Corporate Governance Committee will consider candidates recommended by stockholders.

Any stockholder wishing to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee must provide written notice not later than November 12, 2025, to the Corporate Secretary at our principal executive offices located at 400 West Cesar Chavez, Austin, Texas 78701. Any such notice should clearly indicate that it is a recommendation of a director candidate by a stockholder and must set forth (i) the name, age, business address and residence address of the recommended candidate, (ii) the principal occupation or employment of such recommended candidate, (iii) the class and number of shares of the corporation, if any, which are beneficially owned by such recommended candidate, (iv) a description of all understandings or arrangements between the stockholder and the recommended candidate and any other person or persons pursuant to which the recommendations are to be made by the stockholder and (v) any other information relating to such recommended candidate that is required to be disclosed in solicitations of proxies for the election of directors.

In addition, such notice must contain (i) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting, (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such nomination, (iii) the class and number of shares of the corporation that are beneficially owned by such stockholder, (iv) any material interest of the stockholder in such recommendation and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in such stockholder’s capacity as proponent of a stockholder proposal. Assuming that a stockholder recommendation contains the information required above, the Nominating and Corporate Governance Committee will evaluate a candidate recommended by a stockholder by following substantially the same process, and applying substantially the same criteria, as for candidates identified through other sources.

Attendance at Annual Meetings

The Board of Directors encourages all directors to attend our annual meetings of stockholders, if practicable and make themselves available to address stockholder questions. All of the directors in office at the time of the 2024 annual meeting of stockholders attended such meeting.

Stockholder Communications with the Board of Directors

The Board of Directors maintains a process for stockholders to communicate with the Board of Directors or with individual directors. Stockholders who wish to communicate with the Board of Directors or with individual directors should direct written correspondence to our Corporate Secretary at our principal executive offices located at 400 West Cesar Chavez, Austin, Texas 78701. Any such communication must contain (i) a representation that the stockholder is a holder of record of stock of the corporation, (ii) the name and address, as they appear on the corporation’s books, of the stockholder sending such communication and (iii) the class and number of shares of the corporation that are beneficially owned by such stockholder. The Corporate Secretary will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is deemed unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

PROPOSAL ONE: ELECTION OF DIRECTORS

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors, employees and consultants. Our Code of Business Conduct and Ethics is located on our website under the “Investor Relations” page. Our website address is http://www.silabs.com.

Risk Management

Our Board of Directors oversees our management, which is responsible for the day-to-day issues of risk management. The Board has empowered its committees with oversight responsibility for risks specific to each committee’s area of focus as set forth in its charter. Although each committee is responsible for evaluating and overseeing the management of certain risks, the entire Board is regularly informed of such risks through committee reports, presented regularly at Board meetings, and through regular communication with management. Such oversight is facilitated in large part by the Audit Committee, which receives reports from management, the internal audit team, the Chief Information Officer, the Chief Security Officer and the Company’s independent registered public accounting firm. In addition, members of management (including the Chief Executive Officer, Chief Financial Officer and Chief Legal Officer) may also report directly to the Board of Directors on significant risk management issues. Specifically, the following committees have risk oversight responsibility for the following matters:

•	The Audit Committee oversees the Company’s enterprise-wide financial risks and reviews cybersecurity risks

•	The Compensation Committee is responsible for the Company’s executive compensation programs and oversees and evaluates risks in connection with such programs

•	The Nominating and Corporate Governance Committee oversees the Company’s overall sustainability profile and strategy, as well as governance practices

•	The Corporate Development and Finance Committee oversees strategic transactions, including those that may impact our capital position, as well as our investment and hedging policies

Director Compensation and Indemnification Arrangements

Our 2009 Stock Incentive Plan, as approved by our stockholders, limits the maximum grant date fair value of awards payable in our common stock and cash compensation for all services as an independent director that may be provided to each of our independent directors to $750,000 in each calendar year. Pursuant to the 2009 Stock Incentive Plan, on the date of the 2024 annual meeting of stockholders, the Board of Directors granted each non-employee director a Restricted Stock Unit (“RSU”) award covering a number of shares of the Company’s common stock equal to $200,000 (or $255,000 for the Chairperson of the Board) divided by the average closing price of the Company’s common stock during the 30 trading days ending on the second trading day preceding the grant date; provided that any former employee of the Company must have served as a non-employee director for at least six months in order to receive such award. Accordingly, as Chairman of the Board, Mr. Sooch received a grant of 1,880 RSUs and Messrs. Bock, Lowe, Sadana and Mses. Luther, Richardson and Wyatt each received a grant of 1,475 RSUs on the date of the 2024 annual meeting of stockholders. The RSU awards vest on the earlier of the first anniversary of the date of grant and the date that is one day prior to the annual meeting of stockholders in the year following the date of grant.

During 2024, our non-employee director compensation program consisted of the following cash compensation: (i) $55,000 per person per year, (ii) an additional $25,000 per year for the Chairman of the Audit Committee, (iii) an additional $9,000 per year for each Audit Committee member (excluding the Chairman), (iv) an additional $25,000 per year for the Chairman of the Compensation Committee, (v) an additional $9,000 per year for each Compensation Committee member (excluding the Chairman), (vi) an additional $10,000 per year for the Chairman

PROPOSAL ONE: ELECTION OF DIRECTORS

of the Nominating and Corporate Governance Committee, (vii) an additional $5,000 per year for each Nominating and Corporate Governance Committee member (excluding the Chairman), (viii) an additional $20,000 per year for the Lead Director (ix) an additional $10,000 per year for the Chairman of the Corporate Development and Finance Committee, (x) an additional $5,000 per year for each Finance Committee member (excluding the Chairman) and (xi) an additional $20,000 per year for the Chairman of the Board. Payments under the cash compensation plan are generally paid in equal quarterly installments on the last day of each fiscal quarter and is pro-rated if the individual serves less than the full year in a position.

In addition to the above compensation, we also reimburse non-employee directors for all reasonable out-of-pocket expenses incurred for attending board and committee meetings.

Stock Ownership Guidelines for Non-Employee Directors

We have stock ownership guidelines for our Directors requiring them to hold Silicon Labs equity with a value equal to four times their annual cash retainer following a phase in period.

The following table provides summary information on compensation earned by each non-employee member of our Board of Directors in fiscal 2024.

Director Compensation Table for Fiscal 2024

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

William G. Bock	86,057	173,313	259,370

Robert Conrad(2)	22,557	—	22,557

Gregg Lowe	77,345	173,313	250,658

Sherri Luther	69,000	173,313	242,313

Nina Richardson	69,000	173,313	242,313

Sumit Sadana	81,510	173,313	254,823

Navdeep S. Sooch	85,000	220,900	305,900

Christy Wyatt	78,642	173,313	251,955

(1)

Represents RSU awards. Amounts shown do not reflect compensation actually received by the director but represent the grant date fair value as determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“ASC Topic 718”). The assumptions underlying the calculation are discussed under Note 14, Stock-Based Compensation, of the Company’s Form 10-K for the fiscal year ended December 28, 2024.

(2)	Mr. Conrad served as a member of the Board of Directors until his resignation on April 29, 2024.

RECOMMENDATION OF THE BOARD OF DIRECTORS OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR CLASS II DIRECTORS AS LISTED ABOVE.

PROPOSAL TWO: RATIFICATION of APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed the firm of      to serve as our independent registered public accounting firm for the fiscal year ending January 3, 2026. Ernst & Young LLP has audited our financial statements since our inception in 1996. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

The following table presents fees for professional services rendered by Ernst & Young LLP for fiscal 2024 and 2023:

	2024 ($)	2023 ($)

Audit fees	2,195,400	2,274,000

Audit-related fees	26,500	17,000

Tax fees	125,200	120,800

All other fees	3,800	3,800

Total	2,350,900	2,415,600

Audit Fees. Audit fees relate to services rendered in connection with the audits of the annual consolidated financial statements and internal control over financial reporting included in our Form 10-K, the quarterly reviews of financial statements included in our Form 10-Q filings, fees associated with SEC registration statements, assistance in responding to SEC comment letters, accounting consultations related to audit services and statutory audits required internationally.

Audit-Related Fees. Audit-related fees include services for assurance and other related services, such as consultations concerning financial accounting and reporting matters and due diligence related to mergers and acquisitions.

Tax Fees. Tax fees include services for tax compliance, research and technical tax advice.

All Other Fees. All other fees include the aggregate fees for products and services provided by Ernst & Young LLP that are not reported under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”

The Audit Committee is authorized by its charter to pre-approve all audit and permitted non-audit services to be performed by our independent registered public accounting firm. The Audit Committee reviews and approves the independent registered public accounting firm’s retention to perform attest services, including the associated fees. The Audit Committee also evaluates other known potential engagements of the independent registered public accounting firm, including the scope of the proposed work and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management. At subsequent meetings, the Committee will receive updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for approval. The Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Committee in the event that a need arises for pre-approval between Committee meetings. If the Chairman so approves any such engagements, he or she will report that approval to the full Audit Committee at its next meeting. During fiscal 2024, all such services were pre-approved in accordance with the procedures described above.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee reviewed the fees described above and believes that such fees were compatible with maintaining the independence of Ernst & Young LLP.

Stockholder ratification of the appointment of      as our independent registered public accounting firm is not required by our bylaws or other applicable legal requirement. However, the appointment of      is being submitted to the stockholders for ratification. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain the firm. Even if the appointment is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be appropriate.

RECOMMENDATION OF THE BOARD OF DIRECTORS

UPON THE RECOMMENDATION OF OUR AUDIT COMMITTEE, OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF      TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 3, 2026.

PROPOSAL THREE: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal Three: Advisory Vote on Executive Compensation

Pursuant to Section 14A of the Exchange Act, stockholders are entitled to an advisory (non-binding) vote on compensation programs for our named executive officers (sometimes referred to as “say on pay”). Our Board of Directors has determined that it will include this “say on pay” vote in the Company’s proxy materials annually, pending consideration of future advisory stockholder votes on the frequency of this advisory vote on executive compensation.

Although the vote is non-binding, our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the compensation of the Named Executive Officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate, and retain the Named Executive Officers, who are critical to our success. Under this program, the Named Executive Officers are rewarded for the achievement of strategic and operational objectives and the realization of increased stockholder value. Please read the Compensation Discussion and Analysis and the accompanying compensation tables beginning on page 26 of this Proxy Statement for additional information about our executive compensation program, including information about the compensation of the Named Executive Officers in fiscal 2024.

The Compensation Committee regularly reviews our executive compensation program to ensure that it achieves the desired goal of aligning our executive compensation structure with the interests of our stockholders and current market practices.

We are asking our stockholders to indicate their support for the compensation of the Named Executive Officers as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on the compensation of the Named Executive Officers. Please note that this vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.

Our Board of Directors strongly endorses the Company’s executive compensation program and recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers as disclosed in this Proxy Statement is hereby approved.”

RECOMMENDATION OF THE BOARD OF DIRECTORS OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE ABOVE RESOLUTION.

PROPOSAL FOUR: APPROVAL OF AN AMENDMENT TO THE FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO LIMIT LIABILITY OF OFFICERS AS PERMITTED BY LAW

Proposal Four: Approval of an Amendment to the Fourth Amended and Restated Certificate of Incorporation to Limit Liability of Officers as Permitted by Law

The Board of Directors has unanimously approved and declared advisable, and recommends that our stockholders adopt, a proposal to amend and restate our Fourth Amended and Restated Certificate of Incorporation (the “Current Charter”) to reflect Delaware law provisions regarding officer exculpation, as described below.

Article V of our Current Charter currently includes a provision, authorized under the General Corporation Law of the State of Delaware (the “DGCL”), that eliminates the personal liability of directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. The State of Delaware, which is the Company’s state of incorporation, amended Section 102(b)(7) of the DGCL in August 2022 to enable Delaware corporations to limit the personal liability of certain of their officers in limited circumstances. The Delaware legislation only permits, and the proposed amendment would only permit, exculpation of these officers for direct claims brought by stockholders for breach of such officer’s fiduciary duty of care, including class actions. Specifically, the proposed amendment would not eliminate any officer’s monetary liability for:

•	breach of the officer’s duty of loyalty to the Company or its stockholders,

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	any transaction from which the officer derived an improper personal benefit, or

•	claims brought by the Company itself or for derivative claims brought by stockholders in the name of the Company.

The Company officers that would be covered by this provision would be our president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer, and chief accounting officer who served at any time during the course of the conduct alleged to be wrongful, and any other officer identified in our public filings with the SEC as one of our most highly compensated executive officers at any time during the course of conduct alleged to be wrongful.

After consideration, the Board of Directors believes that it is in the Company’s and its stockholders’ interests that officers receive exculpatory protection from certain liabilities and expenses similar to what directors receive. In the absence of such protection, qualified officers might be deterred from serving as officers or, while officers, from making business decisions that involve risk, due to potential exposure to personal monetary liability for business decisions that in hindsight are not successful.

The nature of the role of officers often requires them to make difficult decisions on important matters, frequently in response to time-sensitive opportunities or challenges. These decisions can create the risk of claims, actions, suits, or proceedings seeking to impose liability on the basis of hindsight. The Board of Directors believes that it is reasonable to limit concerns our officers may have about personal risk and that the proposed amendment will empower them to better exercise their business judgment in furtherance of stockholder interests. The Board of Directors also believes the proposed amendment may help limit litigation that names officers as defendants, when directors cannot be named because of their exculpatory protection, as a litigation strategy to compel settlement offers. As set forth in the proposed amendment and in accordance with the DGCL, officers may not be exculpated from liability in any action brought in the right of the Company.

The Board of Directors considered the fact that exculpation clauses applicable to officers have become widely used by public corporations, including several of our peers, and that failing to adopt the proposed amendment could negatively impact our ability to recruit and retain officers who value the protection that would be afforded by the proposed amendment. Additionally, the proposed amendment would better align the protections for our officers with protections already afforded to our directors. All of this should in turn benefit our stockholders by potentially reducing threatened litigation, attorneys’ fees, and costs of litigation, and enhancing recruiting and retention of qualified officers.

PROPOSAL FOUR: APPROVAL OF AN AMENDMENT TO THE FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO LIMIT LIABILITY OF OFFICERS AS PERMITTED BY LAW

The proposed amendment would result in Article V reading in its entirety as follows:

“No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director or such officer as an officer, except that this Article shall not eliminate or limit the liability of (a) a director or officer for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (b) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) a director under Section 174 of the Delaware General Corporation Law, (d) a director or officer for any transaction from which the director or officer derived any improper personal benefit, or (e) an officer in any action by or in the right of the Corporation. Neither the amendment nor repeal of this Article shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment or repeal. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.”

The amendment to Article V is set forth in Section 1 of Appendix II. In Appendix II, additions are indicated by underlining and deletions are indicated by strikethroughs. If stockholders approve this Proposal 4, the changes described will become legally effective upon the filing of the Fifth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which is expected to occur shortly following the Annual Meeting.

Stockholders are also asked to consider Proposal 5, which relates to certain miscellaneous changes to the Current Charter to remove outdated and obsolete provisions. Proposals 4 and 5 are independent of each other. If both Proposal 4 and Proposal 5 are approved by stockholders, then the Company intends to file an amendment and restatement to our Current Charter that implements all of the amendments contemplated by Sections 1 and 2 of Appendix II. If only one of these proposals is approved by stockholders, but the other proposal is not, then we will file an amendment and restatement that implements only the amendments to the Current Charter that were approved by stockholders.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding will be required to approve the Fifth Amended and Restated Certificate of Incorporation. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO OUR FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF OFFICER AS PROVIDED BY LAW.

PROPOSAL FIVE: APPROVAL OF AMENDMENTS TO THE FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO IMPLEMENT MISCELLANEOUS CHANGES

Proposal Five: Approval of Amendments to the Fourth Amended and Restated Certificate of Incorporation to Implement Miscellaneous Changes

The Board of Directors has unanimously approved and declared advisable, and recommends that our stockholders adopt, a proposal to amend and restate the Current Charter to remove obsolete and outdated provisions, described below:

•

Removing all references to (i) the series of our capital stock designated as Series A Convertible Preferred Stock and (ii) the series of our capital stock designated as Series B Convertible Preferred Stock, each of which series were converted into shares of our common stock simultaneously with the closing of the Company’s initial public offering in March of 2000. These references appear in Section 4.1 of the Current Charter.

•

Removing references to the first annual meeting of stockholders and the second and third succeeding annual meetings following the Company’s initial public offering. These references appear in Article IX, Section A of the Current Charter.

•	Removing references to the closing of the Company’s initial public offering in Article X of the Current Charter.

The proposed amendments described above do not affect the rights of stockholders. They merely remove provisions that have not been applicable since the Company’s initial public offering in 2000, and that may cause confusion for stockholders if not removed.

The description of the proposed amendments is a summary and is qualified in its entirety by the complete text included in Section 2 of Appendix II. In Appendix II, additions are indicated by underlining and deletions are indicated by strikethroughs.

If stockholders approve this Proposal 5, the changes described will become legally effective upon the filing of the Fifth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which is expected to occur shortly following the Annual Meeting.

Stockholders are also asked to consider Proposal 4, which relates to exculpation of officers. Proposals 4 and 5 are independent of each other. If both Proposal 4 and Proposal 5 are approved by stockholders, then the Company intends to file an amendment and restatement to our Current Charter that implements all of the amendments contemplated by Sections 1 and 2 of Appendix II. If only one of these proposals is approved by stockholders, but the other proposal is not, then we will file an amendment and restatement that implements only the amendments to the Current Charter that were approved by stockholders.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding will be required to approve the Fifth Amended and Restated Certificate of Incorporation. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSED AMENDMENTS TO OUR FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO IMPLEMENT MISCELLANSOUS CHANGES.

OTHER MATTERS

Other Matters

We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

OWNERSHIP OF SECURITIES

Ownership of Securities

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of February 15, 2025 by (i) all persons who were beneficial owners of five percent or more of our common stock, (ii) each director and nominee for director, (iii) the executive officers named in the Summary Compensation Table of the Executive Compensation section of this Proxy Statement and (iv) all then current directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

Beneficial Owner(1)	Shares Beneficially Owned	Percentage of Shares Beneficially Owned(2)

R. Matthew Johnson	7,226	*

Dean Butler	—	*

Brandon Tolany(3)	48,135	*

Robert Conrad	1,172	*

Navdeep S. Sooch	401,047	1.2%

William G. Bock	30,640	*

Gregg Lowe	10,676	*

Sherri Luther	2,421	*

Nina Richardson	6,580	*

Sumit Sadana	5,702	*

Christy Wyatt	5,720	*

John Hollister	52,856	*

Mark Mauldin	7,543	*

Entities deemed to be affiliated with FMR LLC(4)	4,766,878	14.7%

Entities deemed to be affiliated with BlackRock Inc.(5)	4,717,438	14.5%

Entities deemed to be affiliated with The Vanguard Group(6)	3,887,638	12.0%

Entities deemed to be affiliated with Capital Research Group Investors(7)	2,131,920	6.6%

All directors and executive officers as a group (11 persons)(8)	519,319	1.6%

Total Beneficial Ownership	16,076,049	49.5%

*	Represents beneficial ownership of less than 1%.
(1)	Unless otherwise indicated in the footnotes, the address for the beneficial owners named above is 400 West Cesar Chavez, Austin, Texas 78701.
(2)

Percentage of ownership is based on 32,472,957 shares of common stock outstanding on February 15, 2025. Shares of common stock subject to stock options which are currently exercisable or will become exercisable within 60 days after February 15, 2025 and shares of common stock subject to restricted stock units which will become vested within 60 days after February 15, 2025 are deemed outstanding for computing the percentage for the person or group holding such awards but are not deemed outstanding for computing the percentage for any other person or group.

(3)	Includes 18,270 shares issuable upon exercise of stock options.
(4)

Pursuant to a Schedule 13G/A dated February 9, 2024 filed with the SEC, FMR LLC reported that as of December 29, 2023 that it and certain related entities had sole voting power over 4,766,628 shares, sole dispositive power over 4,766,878 shares and that its address is 245 Summer Street, Boston, Massachusetts 02210.

(5)

Pursuant to a Schedule 13G/A dated November 8, 2024 filed with the SEC, BlackRock, Inc. reported that as of September 30, 2024 that it had sole voting power over 4,621,969 shares, sole dispositive power over 4,717,438 shares and that its address is 50 Hudson Yards, New York, NY 10001.

OWNERSHIP OF SECURITIES

(6)

Pursuant to a Schedule 13G/A dated November 12, 2024 filed with the SEC, The Vanguard Group reported that as of September 30, 2024 that it and certain related entities had sole dispositive power over 3,793,290 shares, shared voting power over 58,213 shares, and shared dispositive power over 94,348 shares and that its address is 100 Vanguard Boulevard, Malvern, PA 19355.

(7)

Pursuant to a Schedule 13G dated February 13, 2025 filed with the SEC, Capital Research Group Investors reported that as of December 31, 2024 that it had sole voting power over 2,131,920 shares, sole dispositive power over 2,131,920 shares and that its address is 333 South Hope street, 55th Fl, Los Angeles, CA 90071.

(8)	Includes 18,270 shares issuable upon exercise of stock options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions

Certain Relationships and Related Transactions

Our bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with all of our directors and executive officers and have purchased Director and Officers liability insurance. In addition, our certificate of incorporation limits the personal liability of the members of our Board of Directors for breaches by the directors of their fiduciary duties.

Policies and Procedures with Respect to Related Party Transactions

Our Audit Committee Charter requires that the members of our Audit Committee, all of whom are independent directors, review and approve all related party transactions as described in Item 404 of Regulation S-K promulgated by the SEC. We have also adopted a written policy regarding the approval of all related party transactions. Under such policy, each of our directors and executive officers must notify the Corporate Secretary (who, in turn, will provide such information to the Audit Committee) of any proposed related party transactions. To assist with the identification of potential related party transactions, we solicit information through questionnaires in connection with the appointment of new directors and executive officers and on an annual basis with respect to existing directors and executive officers. The Chairman of the Audit Committee is delegated the authority to approve or ratify any related party transactions in which the aggregate amount involved is expected to be less than $1 million per year. All other proposed related party transactions are subject to approval or ratification by the Audit Committee except for certain categories of transactions that are deemed to be pre-approved by the Audit Committee. In determining whether to approve or ratify a related party transaction, the Audit Committee and the Chairman, if applicable, will take into account, among other factors deemed appropriate, whether the related party transaction is on terms no more favorable to the counterparty than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Our Code of Business Conduct and Ethics requires our executive officers and directors to disclose any conflicts of interest, including any material transaction or relationship involving a potential conflict of interest. No executive officer may work, including as a consultant or a board member, simultaneously for us and any competitor, customer, supplier or business partner without the prior written approval of our Chief Financial Officer or legal department. Furthermore, executive officers are encouraged to avoid any direct or indirect business connections with our competitors, customers, suppliers or business partners.

Pursuant to our Corporate Governance Policy, we expect each of our directors to ensure that other existing and future commitments do not conflict with or materially interfere with their service as a director. Directors are expected to avoid any action, position or interest that conflicts with our interests, or gives the appearance of a conflict. In addition, directors should inform the Chairman of our Nominating and Corporate Governance Committee prior to joining the board of another public company to ensure that any potential conflicts, excessive time demands or other issues are carefully considered.

AUDIT COMMITTEE REPORT

Audit Committee Report

The following is the report of the Audit Committee with respect to the audit of the fiscal 2024 consolidated financial statements of Silicon Laboratories Inc. (the “Company”):

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. Additionally, the independent registered public accounting firm is responsible for performing an independent audit of the Company’s internal control over financial reporting and for issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

In this context, the Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Committee that the Company’s consolidated financial statements in the Annual Report on Form 10-K were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the consolidated financial statements in the Annual Report on Form 10-K with management and the independent registered public accounting firm. The Committee has discussed with the independent registered public accounting firm, Ernst & Young LLP, the required communications specified by auditing standards together with guidelines established by the Securities and Exchange Commission and the Sarbanes-Oxley Act.

The Company’s independent registered public accounting firm also provided to the Committee the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee reviewed non-audit services provided by its independent registered public accounting firm for the last fiscal year and determined that those services are not incompatible with maintaining the independent registered public accounting firm’s independence.

Based upon the Committee’s discussion with management and the independent registered public accounting firm and the Committee’s review of the representation of management and the reports of the independent registered public accounting firm to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

William G. Bock (Chairman)

Sherri Luther

Nina Richardson

EXECUTIVE OFFICERS

Executive Officers

Set forth below is information regarding the executive officers of Silicon Labs as of February 15, 2024 (ages as of Annual Meeting date).

Name	Age	Position

R. Matthew Johnson	49	President, Chief Executive Officer and Director

Dean Butler	42	Chief Financial Officer

Brandon Tolany	50	Senior Vice President of Worldwide Sales & Marketing

Robert Conrad	65	Senior Vice President of Worldwide Operations

R. Matthew Johnson has served as our Chief Executive Officer and a Director since January 2022 and as President since April 2021. Prior to this role, Mr. Johnson previously served as our Senior Vice President and General Manager of Silicon Labs’ Internet of Things (IoT) business unit from July 2018 until he was promoted to President. Prior to joining Silicon Labs, Mr. Johnson served as Senior Vice President and General Manager of automotive processing products and software development at NXP Semiconductors. Mr. Johnson holds a B.S. in Electrical Engineering Technology from the University of Maine and has completed executive programs at Harvard Business School and Stanford University. Mr. Johnson currently serves on the boards of Novanta (NASDAQ:NOVT), the Semiconductor Industry Association, and the Board of Trustees of Dell Children’s Medical Center Foundation.

Dean Butler has served as our Chief Financial Officer since May 2024. Mr. Butler joined Silicon Labs from Synaptics, where he served as Senior Vice President and Chief Financial Officer since 2019. Prior to Synaptics, Mr. Butler held financial leadership positions at Marvell Technology, Broadcom, and Maxim Integrated. Mr. Butler received his bachelor’s degree in finance from the University of Minnesota Duluth and is a graduate of Stanford University’s Strategic Financial Leadership Program. Mr. Butler currently serves on the Board of Directors of Pixelworks (NASDAQ:PXLW).

Brandon Tolany has served as our Senior Vice President of Worldwide Sales and Marketing since January 2016. Prior to joining Silicon Labs, Mr. Tolany served as Senior Vice President, Chief Sales and Marketing Officer at Freescale Semiconductor where he led global sales and marketing activities from 2013 to 2015. During his tenure at Freescale, Mr. Tolany held various leadership positions including Vice President of Global Marketing for Microcontrollers and Director of Sales and Field Application Engineering for Freescale’s Americas West Region. Mr. Tolany started his career at Freescale in 2004 as a marketing manager for the i.MX applications processor product line. Prior to joining Freescale, Mr. Tolany was Director of Sales and Business Development for Luminent where he led global marketing efforts. He also served as a product manager at Mitsubishi Electric. Mr. Tolany holds a bachelor’s degree in communications from the University of Texas at Austin. Mr. Tolany serves as a board member for the Rosedale Foundation.

Robert Conrad has served as our Senior Vice President of Worldwide Operations since April 2024. Mr. Conrad previously served on our Board of Directors from July 2022 until April 2024. Mr. Conrad served as Senior Vice President of the Automotive Microcontrollers and Processors business at NXP Semiconductors from 2012 until 2019 and was self-employed from 2019 until 2020. Mr. Conrad’s career includes leadership positions at Texas Instruments, Analog Devices, Trevia Networks, Fairchild Semiconductor, and Freescale Semiconductor. Mr. Conrad holds a BSEE from the University of Cincinnati and serves on the board of Montalvo Corporation.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) provides information regarding the 2024 compensation program for the named executive officers (“NEOs”) listed in the Summary Compensation Table. For 2024, these individuals were:

•	R. Matthew Johnson, President and Chief Executive Officer (“CEO”)

•	Dean Butler, Senior Vice President and Chief Financial Officer (“CFO”)

•	Brandon Tolany, Senior Vice President of Worldwide Sales, Marketing & Applications

•	Robert Conrad, Senior Vice President of Worldwide Operations

•	John Hollister, Former Senior Vice President and Chief Financial Officer(1)

•	Mark Mauldin, Former Interim Chief Financial Officer(1)

(1)	Mr. Hollister served as our CFO until February 2, 2024, at which time Mr. Mauldin assumed the role of Interim CFO and served as such until Mr. Butler’s appointment in May 2024

In this CD&A, we describe the material elements of our compensation program for the NEOs during 2024 as administered by the Compensation Committee. This analysis also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices, for our NEOs. Finally, we explain how and why the Compensation Committee arrived at the specific compensation decisions for our Named Executive Officers in 2024 and discuss the key factors that the Compensation Committee considered in determining their compensation.

2024 Business Results

Total revenue declined by approximately 25% from 2023, to $584 million. This decrease was primarily due to sustained weakness in the demand environment for our customers’ products, which began in the second half of fiscal 2023 and continued into fiscal 2024 as customers aimed to reduce their accumulated excess inventory levels.

While the year-over-year sales decline was substantial, we saw positive progression in both sales and profitability throughout 2024 as our customers depleted excess inventory and demand for our products began to return. As a result, the company ended the fourth quarter of 2024 in a substantially better financial position.

Notably, our fourth quarter revenue nearly doubled from the same period one year prior. Our Home & Life business entered its correction several quarters before our Industrial & Commercial business and grew sequentially each quarter in 2024. Meanwhile, our Industrial & Commercial business experienced a more modest recovery, ending the fourth quarter of 2024 up approximately 50% from the same year-ago period. Overall, order patterns from new bookings and distribution improved throughout the year, reinforcing our viewpoint that demand for our products made positive progress in 2024.

Our GAAP gross margins were 53% in 2024, down from nearly 59% in 2023, reflecting variations in product and customer mix. GAAP operating loss for the year was $165 million, compared to an operating loss of $24 million in the prior year. Net interest income decreased from 2023 due to lower interest-bearing investment balances as a result of the sale of investments to fund the settlement of our 2025 convertible senior notes in the second quarter of fiscal 2023, stock repurchases in the first three quarters of fiscal 2023, and repayment of borrowing from our credit facility in the third quarter of fiscal 2023.

Cash flow used in operating activities was $13.9 million during fiscal 2024, compared to net cash used in operating activities of $30.3 million during fiscal 2023, as we reduced our strategic internal inventory levels in 2024. We ended the year with approximately $382 million in cash, cash equivalents, and short-term investments.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

Our executive compensation program is designed to support our long-term strategic and operational goals. It is intended to attract, motivate, and retain talented individuals to serve as our executive officers. The Compensation Committee designs the various components of our executive compensation program to be market competitive and support growth and profitability objectives while remaining aligned with our culture.

We hold our executives to high performance standards and our compensation arrangements for our CEO and other Named Executive Officers are designed to deliver competitive base pay and attractive incentive opportunities if rigorous performance goals are met, while delivering significantly lower actual compensation when performance is below those standards. To this end, a significant portion of target compensation for our executives is designed to be at risk.

Salaries are compared not only to our peer group listed below, but also to industry survey data. We generally target base salaries, considering data from each source, at market median, but as discussed below, several factors will go into the determination of actual base salaries. Our annual cash incentive program, also discussed below, is based solely on achieving corporate targets. This program targets above-market awards when the Company is performing well and places cash incentives at risk when performance targets are not achieved. See “Annual Cash Incentive Bonus” below.

Our equity program includes time-vesting restricted stock units (RSUs) and performance stock units (PSUs) that are intended to incentivize achievement of high-performance standards. Our PSUs require significant levels of multi-year performance, measured by our achievement against our stated financial model and growth targets.

We believe our approach provides a strong alignment between pay and performance. With appropriately clear focus on achievement of our financial objectives and on retention of key executive talent, our program optimally aligns the interests of management and our stockholders and results in the greatest emphasis on long-term stockholder value creation. For more information on the design of our equity programs and for awards granted in 2024, see “Long-Term Incentive Equity Awards” below.

Significant Executive Compensation Actions

Our Compensation Committee, which consists entirely of independent directors, sets the compensation of our Named Executive Officers each year. Specifically, the Compensation Committee, in consultation with our compensation consultant, examines whether each NEO’s compensation is competitive and appropriate in view of such person’s role, level of responsibility, and experience, as further described in the “Compensation-Setting Process” section below.

On August 1, 2023, as a proactive response to the industry downturn that was being experienced at that time and upon recommendation from Management, the Compensation Committee agreed to reduce the salaries of the Company’s then-NEOs. Specifically, Mr. Johnson’s salary was reduced by 40% and the salaries of Mr. Hollister and Mr. Tolany were reduced by 20% for the period from August 1, 2023 through December 30, 2023. Beginning December 31, 2023, salaries were restored to their prior levels. For fiscal 2024, the Compensation Committee determined to make no increase to the base salaries of our NEOs in keeping with business and market conditions at that time. Additionally, as described below, based on the Company’s achievement of the pre-determined performance metrics used for the Company’s annual cash incentive bonuses, no bonuses were paid to our NEOs based upon Company performance in 2024.

COMPENSATION DISCUSSION AND ANALYSIS

Significant Compensation Governance Standards

We maintain high standards in our executive compensation and governance practices. The following policies were in effect in 2024:

What We Do	What We Do Not Do

We tie a significant portion of compensation to Company performance in furtherance of our pay for performance philosophy.	We do not provide excise tax gross-ups in the event of a change in control.

We have stock ownership guidelines for our executive officers.	We do not allow hedging and pledging of Company securities by all employees.

All employee change in control agreements contain double trigger (rather than single trigger) change in control provisions.

We do not provide significant perquisites or other personal benefits to our executive officers. Other than an annual physical examination provided by the Company, our executive officers participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time employees.

We balance long-term and short-term incentives and use equity awards, including PSUs and RSUs, to reward sustained long-term performance. We hold an annual say-on-pay advisory vote.	We do not offer retirement plans or nonqualified deferred compensation plans to our executive officers, other than the 401(k) retirement plan offered to all salaried full-time employees.

We conduct an annual assessment to ensure that the compensation consultant engaged by the Compensation Committee is independent.

We conduct an annual review of our compensation programs for executive officers and other employees to assess the level of risk associated with those programs and the effectiveness of our policies and practices for monitoring and managing these risks.

We have a recoupment (or claw-back) policy that complies with the Nasdaq listing standards to provide for recovery of incentive compensation from any executive officer in the event of a restatement of our financial results. In addition, the policy provides for recovery of incentive compensation from any executive in the event of fraud or willful misconduct.

Prior Say on Pay Vote and Shareholder Engagement

Our previous advisory Say-on-Pay proposal concerning the compensation of our Named Executive Officers received the support of about 93% of the votes cast at the 2024 Annual Meeting. The Compensation Committee and the Board reviewed the results of the Say-on-Pay vote and value the feedback and support from our shareholders. Based on the Say-on-Pay vote, the Compensation Committee did not implement changes to its executive compensation practices for fiscal 2024.

We believe that engaging with our shareholders is essential, and our Compensation Committee will continue to take into account shareholder feedback, future Say-on-Pay votes, and relevant market developments to assess whether any adjustments to our executive compensation program are necessary. We plan to maintain our outreach efforts regarding executive compensation in the coming years to ensure we fully understand our shareholders’ perspectives and concerns on these topics for consideration by our Compensation Committee and the full Board.

COMPENSATION DISCUSSION AND ANALYSIS

We actively engage with our shareholders throughout the year in various forums, including investor conferences, site visits, “non-deal roadshows”, and other outreach initiatives. Over the past year, we have directly interacted with more than 60% of our top 25 shareholders and will continue to maintain active engagement in 2025.

Compensation-Setting Process

Role of Compensation Committee. The Compensation Committee is responsible for administering our executive compensation program, as well as determining and approving the compensation for our Named Executive Officers. The Compensation Committee regularly reports to our Board of Directors on its deliberations and actions.

The Compensation Committee uses a balanced approach to set the compensation of our executive officers, with each primary direct component of compensation (base salary, annual cash incentive bonus, and long-term incentive compensation) designed to play a specific role. The Compensation Committee determines the compensation of each executive officer with respect to each compensation component based, in part, on its own analysis of competitive market data and the recommendations of our CEO, both as described below. Additionally, the Compensation Committee periodically reviews whether our compensation policies and practices create any risks reasonably likely to have a material adverse impact on the Company and the steps that have been or should be taken to monitor and mitigate such risks. The Compensation Committee’s 2024 review determined that no such risks were identified in the current program design.

The Compensation Committee exercises its own judgment in making its compensation decisions and may accept or reject our CEO’s recommendations. In addition, the Compensation Committee receives input from its compensation consultant and meets in executive session (without our CEO present) prior to making its final determinations regarding compensation.

Differences in compensation among our executive officers are the result of the Compensation Committee’s exercise of its judgment, following its review of our CEO’s recommendations, its analysis of competitive market data and its consideration of overall Company performance, competitive pressures, business conditions and the potential financial impact of compensation decisions, including share ownership dilution. Pay decisions are based on competitive market data from the compensation consultant and a variety of other factors, including level of performance, the vesting and value of outstanding equity awards, including impact on retention, each individual’s tenure, prior experience, distinctive value to the Company, variances in job responsibilities relative to similarly titled officers at other competitive companies and the Compensation Committee’s determination of the appropriate mix of compensation elements (including base salary, cash incentives and equity incentives).

In determining the compensation of our CEO, the Compensation Committee consults with the other independent members of our Board of Directors, assesses our CEO’s individual performance and considers competitive market data and the other factors described above.

For our Named Executive Officers, the Committee targets market median for base salaries and targets greater than market total direct compensation (i.e., including incentive compensation) when our stringent performance targets are achieved. The factors described above provide the framework for compensation decision-making for each Named Executive Officer. No single factor is determinative in setting pay levels, nor is the impact of any factor on the determination of pay levels quantifiable.

Role of Management. In carrying out its responsibilities, the Compensation Committee works with members of our management, including our CEO. Typically, our management assists the Compensation Committee by providing information on Company performance and its perspective on compensation matters. Our CEO generally attends Compensation Committee meetings (except with respect to discussions involving his own compensation or other executive sessions of the committee).

Our CEO makes pay recommendations to the Compensation Committee regarding our executive officers’ compensation (except for his own compensation) using the factors mentioned above and his own review of each NEO’s performance.

COMPENSATION DISCUSSION AND ANALYSIS

Our CEO conducts this assessment with the assistance of our Chief People Officer. Our CEO then makes formal recommendations to the Compensation Committee, using data from compensation consulting firms, regarding adjustments to base salary, annual cash incentive bonus opportunities and equity awards for his team. Our CEO also recommends performance measures and related target levels for annual cash incentive bonuses and equity awards for senior management.

The Compensation Committee solicits and reviews our CEO’s recommendations and proposals on compensation-related matters. They consider these recommendations, among other factors, as they make compensation decisions for our executive officers.

Role of Compensation Consultant. The Compensation Committee is authorized to retain the services of compensation consultants and other advisors from time to time, as it sees fit, in connection with the administration of our executive compensation programs.

The Compensation Committee retained Mercer US LLC, (“Mercer”), a compensation consulting firm providing executive compensation advisory services, to provide competitive market data and analysis regarding material elements of compensation, including base salary, cash incentives and equity incentives. Mercer served at the discretion of the Compensation Committee and did not provide any other services to the Company in 2024.

With the approval of the Compensation Committee, Mercer provided our CEO and our Chief People Officer with market data regarding compensation for our executive officers so that our CEO’s compensation recommendations to the Compensation Committee are consistent with our compensation philosophy.

Competitive Positioning. The Compensation Committee believes it is in the best interests of our stockholders to ensure that our executive compensation is competitive with that of other companies of similar size and complexity. In late 2023, the Compensation Committee directed Mercer to use industry survey data and publicly-available information from the following companies to identify and analyze the competitive market for 2024 executive compensation. Criteria for peer group selection included industry, revenue size, market capitalization, and business characteristics. The Compensation Committee adjusts the existing peer group each year to the extent needed to remove peers that are no longer a good peer comparison. The Compensation Committee selected the following companies as a compensation peer group used for 2024 compensation in consultation with Mercer:

Advanced Energy Industries, Inc.	Monolithic Power Systems, Inc.
Alpha and Omega Semiconductor Limited	National Instruments Corporation
Cirrus Logic, Inc.	NETGEAR, Inc.
Diodes Incorporated	Power Integrations, Inc.
Knowles Corporation	Semtech Corporation
Lattice Semiconductor Corporation	Synaptics Incorporated
MACOM Technology Solutions Holdings, Inc.	Universal Display Corporation
MaxLinear, Inc.	Wolfspeed, Inc.

Compensation Elements

The primary components of our executive compensation program are base salary, annual cash incentive bonus and long-term incentive compensation in the form of equity awards. The Compensation Committee uses its discretion and does not use a prescribed formula for allocating compensation between annual and long-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

COMPENSATION DISCUSSION AND ANALYSIS

Based on compensation decisions made by the Compensation Committee at its regular meeting to determine executive compensation, approximately 91% of our CEO’s target pay mix and on average approximately 86% of our other NEOs’ target pay mix (1) is tied to Company performance, including stock price performance (“at-risk”):

(1)	NEO Target Pay Mix only includes current NEOs and therefore does not include Mr. Hollister or Mr. Mauldin.

Base Salary. The 2023 and 2024 base salaries and percentage increase are set forth in the following table:

Named Executive Officer	2023 Base Salary ($)	Percentage Increase	2024 Base Salary ($)

R. Matthew Johnson	689,000	0%	689,000

Dean Butler	NA	0%	475,000

Brandon Tolany	414,000	0%	414,000

Robert Conrad	NA	0%	450,000

John Hollister	450,000	0%	450,000

Mark Mauldin(1)	319,000	5.0%	335,000

(1)

As discussed, due to business and market conditions at the time, the Compensation Committee determined not to increase the base salaries of the CEO and certain other executive officers for fiscal 2024. Mr. Mauldin’s base salary for his role as Chief Accounting Officer was increased by 5% in early 2024 as part of the Company’s regular employee compensation cycle, and not in connection with his service as our Interim CFO.

Annual Cash Incentive Bonus. Each year, the Compensation Committee approves a bonus program to reward exceptional performance and align the incentives of our Named Executive Officers with our short-term operating plan and long-term strategic objectives and the interests of our stockholders. The Compensation Committee approves the design, structure, and performance objectives, as well as each objective’s relative weighting, under the program. Pursuant to the program, each Named Executive Officer is eligible up to 150% of the NEO’s target annual cash incentive bonus opportunity for outstanding performance. Consistent with our “pay-for-performance” philosophy, however, no payment is guaranteed if the minimum established performance objectives under the program are not achieved. Our Board of Directors and the Compensation Committee may exercise discretion either to make payments absent attainment of the relevant performance metric target levels or to reduce or increase the size of any award payment.

For 2024, consistent with our business strategy and long-term financial model, the Compensation Committee continued to use adjusted non-GAAP operating income as a percentage of adjusted revenue as the principal corporate financial metric. For this purpose, “adjusted non-GAAP operating income” means operating income as

COMPENSATION DISCUSSION AND ANALYSIS

determined under generally accepted accounting principles (GAAP) modified for stock compensation expense, intangible asset amortization, acquisition-related items and restructuring charges. This adjusted measure more clearly highlights the results of core ongoing operations than its GAAP equivalent. For purposes of cash incentive bonuses, the Compensation Committee reserves the authority to determine whether to exclude any item when making adjustments from the corresponding GAAP metric.

For 2024, the Compensation Committee continued to include challenging sustainability goals as a component of bonus compensation. These goals are part of a comprehensive corporate responsibility roadmap designed to drive accountability for sustainable environmental practices, local community engagement, and an inclusive global employee experience.

For each of the applicable bonus metrics, the percentage payout is determined using a sliding scale based on actual performance, with no minimum payout and a maximum payout of 150% of the executive’s target annual cash incentive bonus opportunity for above-target performance. The financial components of the program allowed for 100% payout at 100% of plan target. For the adjusted non-GAAP operating income metric, there was a decreasing scale to 10% at 80% of plan target, no payment below 80% of target and a maximum payout of 150% at 120% of target. The sustainability metrics of the plan were based on a set of challenging qualitative and quantitative goals representing core objectives of our sustainability strategy but were not quota-based. If three of five goals were achieved, the plan allowed for 60% payout. If four of five goals were achieved, the plan allowed for 80% payout. If all five goals were achieved, the plan allowed for 100% payout. Two accelerators were added to the sustainability goal set to allow for a payout above 100% to a maximum payout of 150% of target. These accelerators were only applicable if all five goals were already achieved.

2024 Bonus Metrics	2024 Target	Metric Weighting

Adjusted Non-GAAP Operating Income %	15%	90%

Sustainability Scorecard	5 goals	10%

2024 Cash Incentive Bonus Results: Adjusted Non-GAAP Operating Income % was –13.6%, which did not meet the minimum funding threshold for bonus payout. The Sustainability Scorecard achievement was 60%; however, the Compensation Committee used discretion to not pay out any cash bonus related to this component.

The resulting payments to the Named Executive Officers were as follows:

Named Executive Officer	Target Bonus as a Percent of Base Salary (%)	Actual Bonus as a Percent of Base Salary (%)

R. Matthew Johnson	130%	0%

Dean Butler	100%	0%

Brandon Tolany	100%	0%

Robert Conrad	100%	0%

John Hollister	100%	0%

Mark Mauldin(1)	40%	0%

(1)	Mr. Mauldin received a $50,000 one-time discretionary bonus to recognize his Interim CFO assignment.

Appendix I provides a reconciliation of GAAP and non-GAAP executive compensation financial measures.

Long-Term Incentive Awards. The Compensation Committee uses long-term incentive compensation, typically in the form of equity awards, to retain our Named Executive Officers, to align their interests with the interests of our

COMPENSATION DISCUSSION AND ANALYSIS

stockholders and to provide incentives that we believe encourage behaviors that will maximize stockholder value. For 2024, the Compensation Committee used a mix of PSUs and RSUs.

PSU Awards Granted in 2022 and 2023. PSUs allow us to directly tie executive compensation to specific company financial targets that we believe are critical to the long-term success of the company. The PSU program measures performance achievement against our multi-year growth targets and publicly announced financial plans.

For each PSU award, a payment in shares of our common stock relative to the target number of units may be earned upon the Company achieving goals based on a three-year revenue compound annual growth rate (Revenue CAGR) and non-GAAP operating income margin percentage (OI Margin) in Years 2 and 3. The Revenue CAGR metric is set at the beginning of the performance period and is measured at the end of Year 3 and weighted at 50%. The OI Margin metric is also a long-term multi-year metric that is set at the beginning of the performance period, with two measurement points. The first measurement is made at the end of Year 2. The second and final OI Margin measurement is made at the end of Year 3. Each of these OI Margin measurements is weighted at 25%. Award payments may range from 0% up to 200% of the target number of units and are scaled linearly against a base revenue or non-GAAP operating income margin percentage for each measurement, all tracking to our stated financial model. Each measurement has a discrete achievement threshold below which the payout is 0%.

Grants awarded in 2022 had a performance period through the end of Fiscal Year 2024. Due to the severe industry downturn in the middle of this plan’s performance period, the company did not meet the funding threshold of any metric, leading to an overall achievement of zero earned units for these grants. 2022 metrics and targets are included in the table below.

Grants awarded in 2023 have a performance period through the end of Fiscal Year 2025, subject to the same performance metrics as 2022. 2023 metrics and targets are included in the table below.

PSU Awards Granted in 2024. For each PSU award, a payment in shares of our common stock relative to the target number of units awarded may be earned upon the Company achieving goals based on revenue growth rate (Revenue Growth Rate) and non-GAAP operating income margin percentage (OI Margin) over a three-year period. Each of these metrics is weighted at 50%.

Award payments may range from 0% up to 200% of the target number of units and are scaled linearly against a base revenue or OI Margin percentage for each measurement, all tracking to our stated financial model. Each metric has a discrete achievement threshold below which the payout value is 0.

In 2024, we made changes to our goal-setting process to account for industry cyclicality.

The Revenue Growth Rate metric is set at the beginning of the performance period and based on our long-term financial model, which targets 20% revenue growth each year. Revenue Growth Rate is measured at the end of each fiscal year, with the payout, if any, based on the average achievement of Years 1, 2 and 3.

The OI Margin metric is dynamic and linked to our achieved revenue level. While the target OI Margin is dynamic, it is based on a relationship between revenue and the corresponding OI Margin percentage for that revenue level in our long-term financial model, established at the beginning of the performance period. Given the pre-established relationship, no PSU goals can be adjusted during the performance period of the plan. OI Margin is measured at the end of each fiscal year, with the payout, if any, based on the average achievement of Years 1, 2 and 3.

COMPENSATION DISCUSSION AND ANALYSIS

The PSU Awards will be earned based upon the level of achievement of the following multi-year performance criteria:

Grant Date	Performance Period	Measurement	Weight	Threshold	Target	Maximum
December 22, 2021(1) February 15, 2022	3-Year through the end of Fiscal year 2024	3-Year Revenue CAGR Fiscal 2023 Non-GAAP OI Margin Fiscal 2024 Non-GAAP OI Margin	50% 25% 25%	>10.0% >14.0% >17.7%	20.0% 15.8% 19.5%	30.0% 17.6% 21.4%
February 15, 2023	3-Year through the end of Fiscal year 2025	3-Year Revenue CAGR Fiscal 2024 Non-GAAP OI Margin Fiscal 2025 Non-GAAP OI Margin	50% 25% 25%	>10.0% >22.0% >26.2%	20.0% 24.5% 27.7%	30.0% 26.0% 29.2%
February 15, 2024	3-Year through the end of Fiscal year 2026	Revenue Growth Rate, measured annually & averaged across 3-Year period	50%	>10.0%	20.0%	30.0%
		Non-GAAP OI Margin, measured annually & averaged across 3-Year period	50%	>0.5x%	x%(2)	1.5x%

(1)	The company issued one grant in December of 2021 to Mr. Johnson in connection with his appointment as the Company’s CEO.
(2)

Target OI Margin percentage resets dynamically each year based on achieved revenue level for the year. While the targets are dynamic, all targets come from our publicly announced long-term financial model at the time of grant and cannot be discretionarily adjusted within the performance period of the plan. In no event can x be greater than 30% or less than 0%, which means that there is no payout possible for a negative OI% scenario.

RSU Awards Granted in 2024

The RSU awards granted in 2024 provide a retention incentive and align the interests of our executive officers with those of our stockholders. These RSUs generally vest in three annual installments on each anniversary of the date of grant.

The Named Executive Officers were granted the following PSU and RSU awards during 2024:

	PSU Awards		RSU Awards
Named Executive Officer	Target Number of Shares (#)	Grant Date Fair Value ($)	Number of Shares (#)	Grant Date Fair Value ($)

R. Matthew Johnson	23,684	3,361,944	23,956	3,151,891

Dean Butler	11,978	1,575,945	27,949	3,677,250

Brandon Tolany	8,684	1,232,694	8,784	1,155,711

Robert Conrad	7,986	1,050,718	15,972	2,101,436

Mark Mauldin(1)	—	—	7,941	1,085,778

John Hollister(2)	—	—	—	—

(1)

Mr. Mauldin was granted an RSU award with a grant date value of $500,000 in February 2024 in conjunction with his appointment as interim CFO, in addition to his regular, annual grant of RSUs for his service as our Chief Accounting Officer.

(2)	Mr. Hollister announced his resignation from the Company in late December 2023, prior to the date on which the Compensation Committee determined the annual equity grants for fiscal 2024.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Arrangements Upon Termination of Employment or a Change in Control

The equity awards granted to our Named Executive Officers under the Company’s 2009 Stock Incentive Plan, as amended and restated on April 22, 2021, and the CEO Severance Agreement and the Executive Severance Agreements approved by the Board in July 2024 provide for the following potential payments and benefits upon a Change in Control Termination (as defined in the agreements): (a) 100% of annual base salary (200% in the case of the CEO), (b) 100% of target variable compensation for a full fiscal year (200% in the case of the CEO), (c) any actual earned bonus, commission or other short term cash incentive compensation for the fiscal year preceding the Change in Control Termination to the extent such amount has not already been paid, (d) a pro-rated portion of target variable compensation for the full fiscal year in which the Change in Control Termination occurs, (e) stock options, restricted stock, and RSUs shall become fully vested, (f) PSU units shall be vested at the greater of actual performance or 100% of the target value, and (g) a lump sum equal to the pre-tax cost of 12 months of continued COBRA coverage (24 months in the case of the CEO). In addition, the Executive Severance Agreements provide certain specified severance benefits to the Named Executive Officers upon a Non-CIC Termination (as defined in the agreements). The benefits are provided at a level that the Compensation Committee believes to be comparable to those of companies of similar size in our industry sector. Detailed information concerning the CEO Severance Agreement and the Executive Severance Agreements and the treatment of equity awards under the Company’s 2009 Stock Incentive Plan in the event of a change in control, including the events that trigger benefits and the severance benefits provided upon the occurrence of such events, is discussed below under the heading “Potential Payments Upon Termination or Change in Control.” We have provided for this treatment based on our belief that such treatment ensures that the executive officers remain focused on their responsibilities in the event of a potential transaction that will result in a significant benefit to our stockholders.

Welfare, Retirement, and Other Benefits

Welfare Benefits. The Company maintains an array of benefit programs to meet the healthcare and welfare needs of our employees including medical healthcare and prescription drug coverage, dental and vision programs, medical and dependent care flexible spending accounts, short-term disability insurance, long-term disability insurance, accidental death and dismemberment insurance, and group life insurance, as well as customary vacation, paid holiday, leave of absence and other similar policies. Our executive officers, including the Named Executive Officers, participate in these benefit programs on the same general terms as all of our salaried employees.

Retirement Benefits. The Company has established a tax-qualified Section 401(k) retirement savings plan for our employees. Our executive officers, including the Named Executive Officers, are eligible to participate in this plan on the same general terms available to all of our full-time employees. Currently, plan participants are provided with matching contributions that are subject to time-based vesting conditions. It is intended that this plan qualify under Section 401(a) of the Internal Revenue Code so that contributions by participants to the plan, and income earned on plan contributions, are not taxable to participants until withdrawn from the plan. Our executive officers, including the Named Executive Officers, do not receive any retirement benefits beyond those generally available to our full-time employees.

Perquisites and Other Personal Benefits. In addition to the general welfare and retirement benefits described above, the Compensation Committee has determined that we provide our executive officers, including the Named Executive Officers, with an annual physical examination beyond the benefit provided under our standard healthcare plans.

The Compensation Committee does not view perquisites or other personal benefits as a significant component of our executive compensation program and, except as described in the preceding paragraph, did not provide any perquisites or other personal benefits to our executive officers during 2024.

COMPENSATION DISCUSSION AND ANALYSIS

Additional Compensation Policies
Executive Stock Ownership Guidelines.
Our stock ownership guidelines require executives to own Silicon Labs common stock, valued as a multiple of the executive’s base salary, as shown below:

•	CEO – 6x base salary

•	CFO – 3x base salary

•	Other executives – 2x base salary
Stock ownership levels must be met by individuals within a prescribed period of time from the date the executive becomes
subject to the guidelines, as stated in our Corporate Governance Policy.
Shares of our common stock owned and RSUs are included when determining whether an executive has met the required ownership levels, but any unvested options or PSUs are not included. All NEOs currently comply with these stock ownership guidelines or are on track to comply within the applicable phase-in period.
Compensation Recovery Policy.
In October 2023, we adopted a clawback policy that complies with the Nasdaq Listing Rules and Rule 10D-1 under the Exchange act. The policy provides for the mandatory recoupment of erroneously awarded cash and equity-based incentive compensation received by current or former executive officers in the event we are required to prepare an accounting restatement due to material non-compliance with financial reporting requirements under the federal securities laws. Our 2009 Stock Incentive Plan provides that all awards granted under such plan will be subject to recoupment in accordance with any policies we may adopt to the extent applicable and permissible under applicable law.
Insider Trading Policies and Procedures.
We maintain an Insider Trading Policy that governs the purchase, sale, and other transactions in our securities by our directors, officers, and employees that is reasonably designed to promote compliance with insider trading laws, rules, and regulations. Our policy prohibits trading in Company securities when any of these individuals (or their family members or entities that they control) are in possession of material non-public information. The policy also provides for “black-out periods” during which certain individuals are prohibited from transacting in our securities, as well as pre-clearance procedures for certain individuals, including all executive officers and directors, before engaging in certain transactions. The policy also prohibits certain hedging and pledging transactions that may lead to inadvertent violations of the policy or otherwise create the appearance of impropriety or violations.
Policy Regarding the Pricing and Timing of Equity Awards.
While we have not adopted a form
al
policy regarding the timing of equity awards, the Compensation Committee has historically made annual equity award grants to our named executive officers, during the first quarter of the fiscal year, at the same time equity awards are granted to our eligible general employee base. This timing allows the Compensation Committee to have the benefit of considering our year-end financial and operational results prior to setting any performance goals applicable to equity grants and is not scheduled in a manner that intentionally benefits our named executive officers or employees. The Committee neither grants equity awards in anticipation of the release of material nonpublic information, nor is the timing of disclosures of material nonpublic information based on equity award grant dates.
Income Tax and Accounting Considerations
Section 280G of the Internal Revenue Code.
Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% penalty on the individual receiving the excess payment. Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, transaction bonus payments, severance payments, certain fringe benefits and payments and acceleration of vesting under long-term incentive plans. Excess parachute payments are parachute payments that

COMPENSATION DISCUSSION AND ANALYSIS

exceed a threshold determined under Section 280G of the Code based on the executive’s prior compensation. In approving the compensation arrangements for our named executive officers in the future, our Compensation Committee will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G of the Code. However, our Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent. Note that none of our NEOs (or other executives or employees) are entitled to any tax gross-up or similar payments with respect to any excise taxes that may be imposed in accordance with the foregoing.

Accounting Treatment of Executive Compensation. The Company follows Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) in accounting for our stock-based awards. ASC Topic 718 requires companies to measure the compensation cost for all stock-based options and awards to employees (including our executive officers) and directors based on the “fair value” on the date of grant. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the fair value of their stock-based options and awards in their income statements over the period that an executive officer is required to render service in exchange for his or her grant.

Compensation Committee Report on Executive Compensation

We, the Compensation Committee of the Board of Directors, have reviewed and discussed the Compensation Discussion and Analysis within the Executive Compensation section of this Proxy Statement with the management of the Company. Based on such review and discussion, we are of the opinion that the executive compensation policies and plans provide appropriate compensation to properly align Silicon Labs’ performance and the interests of its stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short- and long-term. Accordingly, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included as part of this proxy statement.

Submitted by the Compensation Committee of the Board of Directors:

Christy Wyatt (Chairman)

William G. Bock

Gregg Lowe

COMPENSATION DISCUSSION AND ANALYSIS

Summary Compensation

The following table provides compensation information for our Named Executive Officers for fiscal years 2022, 2023 and 2024.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2),(3)	Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)

R. Matthew Johnson President and Chief Executive Officer	2024	689,000	—	6,513,835	—	—	6,628	7,209,463
	2023	563,710	—	6,321,406	—	—	9,605	6,894,721
	2022	650,000	1,000	4,935,285	—	1,159,027	10,921	6,756,233

Dean Butler Senior Vice President and Chief Financial Officer	2024	297,789	500,000	5,253,195	—	—	91,426	6,142,410

Brandon Tolany Senior Vice President of Worldwide Sales	2024	414,000	—	2,388,405	—	—	6,457	2,808,862
	2023	379,288	—	2,369,900	—	—	10,197	2,759,385
	2022	410,972	1,000	1,480,701	—	564,463	10,761	2,467,897

Robert Conrad Senior Vice President of Worldwide Operations	2024	302,885	—	3,152,154	—	—	106,058	3,561,097

John Hollister(5) Former Senior Vice President and Chief Financial Officer	2024	43,269	—	—	—	—	118	43,387
	2023	409,019	—	2,292,010	—	—	6,446	2,707,475
	2022	430,039	1,000	1,974,207	—	590,642	9,139	3,005,027

Mark Mauldin Current Chief Accounting Officer and former Interim Chief Financial Officer	2024	331,000	50,000	1,085,778	—	—	6,292	1,473,070

(1)	For 2024, represents a $500,000 signing bonus received by Mr. Butler and a $50,000 interim assignment discretionary bonus received by Mr. Mauldin.
(2)

Amounts shown do not reflect compensation actually received by the Named Executive Officer but represent the grant date fair value of RSUs and PSUs as determined pursuant to ASC Topic 718 (disregarding any estimate of forfeitures). The assumptions underlying the calculation under ASC Topic 718 are discussed under Note 14, Stock-Based Compensation, in our Form 10-K for the fiscal year ended December 28, 2024.

(3)

The PSUs are shown at target because target was determined to be the probable outcome for the performance period at the time of grant. The following is the aggregate grant date fair value of PSUs granted in 2024 if we assumed the maximum amounts (200% of target) will be earned: Mr. Johnson - $6,723,888, Mr. Butler - $3,151,891, Mr. Tolany - 2,465,388, and Mr. Conrad - $2,101,436.

(4)

2024 Other Compensation for Messrs. Johnson, Hollister, Butler, Mauldin, Tolany, and Conrad includes Company-paid life insurance premiums and disability premiums. Employer matching contributions into the Company’s 401(k) Plan of $5,000 were made for Messrs. Johnson, Butler, Mauldin, Tolany, and Conrad. Relocation stipends were provided for Messrs. Butler and Conrad. Relocation stipend for Mr. Conrad was $100,000 and for Mr. Butler was $85,394.

(5)	Mr. Hollister terminated his employment with Silicon Laboratories on February 2, 2024.

COMPENSATION DISCUSSION AND ANALYSIS

Grants of Plan-Based Awards

Grants of Plan-based Awards Table for Fiscal 2024

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1) ($)				Estimated Future Payouts Under Equity Incentive Plan Awards(2) (#)			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock Awards
Names	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units(3) (#)	Awards(4) ($)

R. Matthew Johnson		53,742	895,700	1,343,550	—	—	—	—	—

	2/15/2024	—	—	—	1	23,684	47,368	—	3,361,944

	5/15/2024	—	—	—	—	—	—	23,956	3,151,891

Dean Butler		28,500	475,000	712,500	—	—	—	—	—

	5/15/2024	—	—	—	1	11,978	23,956	—	1,575,945

	5/15/2024	—	—	—	—	—	—	27,949	3,677,250

Brandon Tolany		24,840	414,000	621,000	—	—	—	—	—

	2/15/2024	—	—	—	1	8,684	17,368	—	1,232,694

	5/15/2024	—	—	—	—	—	—	8,784	1,155,711

Robert Conrad		27,000	450,000	675,000	—	—	—	—	—

	5/15/2024	—	—	—	1	7,986	15,972	—	1,050,718

	5/15/2024	—	—	—	—	—	—	15,972	2,101,436

Mark Mauldin		8,040	134,000	201,000	—	—	—	—	—

	2/15/2024	—	—	—	—	—	—	3,948	560,419

	5/15/2024	—	—	—	—	—	—	3,993	525,359

John Hollister(5)		—	—	—	—	—	—	—	—

	2/15/2024	—	—	—	—	—	—	—	—

	5/15/2024	—	—	—	—	—	—	—	—

(1)

Amounts shown represent amounts that were available under the 2024 Bonus Plan. Actual bonuses received under the 2024 Bonus Plan by the executive officers are reported in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”

(2)	Represents PSUs.
(3)	Represents RSUs.
(4)

Includes grant date fair value of equity awards. A discussion of the assumptions underlying the calculation under ASC Topic 718 is found under Note 14, Stock-Based Compensation in our Form 10-K for the fiscal year ended December 28, 2024.

(5)	Mr. Hollister terminated his employment with Silicon Laboratories on February 2, 2024.

COMPENSATION DISCUSSION AND ANALYSIS

Outstanding Equity Awards at Fiscal Year-End

The following table shows all holdings of unexercised stock options and unvested RSU and PSU awards for each of our Named Executive Officers as of December 28, 2024 Their market values are based on the closing selling price per share of our common stock on the NASDAQ Global Select Market on the last trading day of fiscal 2024, which was $127.78.

Outstanding Equity Awards at Fiscal 2024 Year-End Table

		Option Awards					Stock Awards

										Equity Incentive Plan Awards:
Name	Grant Date	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
		Exercisable		Unexercisable

R. Matthew Johnson	12/22/2021	—		—	—	—	—		—	25,014	(1)	3,196,289

	2/15/2022	—		—	—	—	—		—	14,424	(2)	1,843,099

	5/15/2022	—		—	—	—	6,066	(3)	775,113	—		—

	2/15/2023	—		—	—	—	—		—	21,976	(4)	2,808,093

	5/15/2023	—		—	—	—	10,662	(5)	1,362,390	—		—

	2/15/2024	—		—	—	—	—		—	23,684	(6)	3,026,342

	5/15/2024	—		—	—	—	23,956	(7)	3,061,098	—		—

Dean Butler	5/15/2024	—		—	—	—	—		—	11,978	(10)	1,530,549

	5/15/2024	—		—	—	—	11,978	(7)	1,530,549	—		—

	5/15/2024	—		—	—	—	15,971	(11)	2,040,774	—		—

Brandon Tolany	1/28/2016	18,270	(9)	—	43.82	1/28/2026	—		—	—		—

	2/15/2022	—		—	—	—	—		—	4,328	(2)	553,032

	5/15/2022	—		—	—	—	1,820	(3)	232,560	—		—

	2/15/2023	—		—	—	—	—		—	9,105	(4)	1,163,437

	5/15/2023	—		—	—	—	3,199	(5)	408,768	—		—

	2/15/2024	—		—	—	—	—		—	8,684	(6)	1,109,642

	5/15/2024	—		—	—	—	8,784	(7)	1,122,420	—		—

Robert Conrad	5/15/2024	—		—	—	—	—		—	7,986	(12)	1,020,451

	5/15/2024	—		—	—	—	15,972	(7)	2,040,902	—		—

Mark Mauldin	5/15/2022	—		—	—	—	1,214	(3)	155,125	—		—

	5/15/2023	—		—	—	—	2,133	(5)	272,555	—		—

	2/15/2024	—		—	—	—	3,948	(8)	504,475	—		—

	5/15/2024	—		—	—	—	3,993	(7)	510,226	—		—

John Hollister(13)		—		—	—	—	—		—	—		—

(1)

Represents PSUs granted on December 22, 2021 and vesting on February 15, 2025. The final number of shares of common stock to be earned and settled will be subject to the terms of applicable award agreements.

(2)

Represents PSUs granted on February 15, 2022 and vesting on February 15, 2025. The final number of shares of common stock to be earned and settled will be subject to the terms of applicable award agreements.

COMPENSATION DISCUSSION AND ANALYSIS

(3)	Assuming continued service the RSUs shall vest on May 15, 2025.
(4)

Represents PSUs granted on February 15, 2023 and vesting on February 15, 2026. The final number of shares of common stock to be earned and settled will be subject to the terms of applicable award agreements.

(5)	Assuming continued service, the RSUs shall vest one-half on each of May 15, 2025 and May 15, 2026, respectively.
(6)

Represents PSUs granted on February 15, 2024 and vesting on February 15, 2027. The final number of shares of common stock to be earned and settled will be subject to the terms of applicable award agreements.

(7)	Assuming continued service, the RSUs shall vest one-third on each of May 15, 2025, May 15, 2026 and May 15, 2027, respectively.
(8)	Assuming continued service, the RSUs shall vest one-third on each of February 15, 2025, February 15, 2026 and February 15, 2027, respectively.
(9)	Represents 18,270 Non-qualified stock options outstanding of the 72,940 options granted on January 28, 2016, the options associated with this grant were fully vested as of January 28, 2020.
(10)

Represents PSUs granted on May 15, 2024 and vesting on January 31, 2027. The final number of shares of common stock to be earned and settled will be subject to the terms of applicable award agreements.

(11)	Assuming continued service, the RSUs shall vest one-half on each of May 15, 2025 and May 15, 2026, respectively.
(12)

Represents PSUs granted on May 15, 2024 and vesting on February 15, 2027. The final number of shares of common stock to be earned and settled will be subject to the terms of applicable award agreements.

(13)	Mr. Hollister terminated his employment with Silicon Laboratories on February 2, 2024.

Option Exercises and Stock Vested Table

The following table shows gains realized from the exercise of stock options and shares acquired upon the vesting of stock awards with respect to our Named Executive Officers during fiscal 2024.

Option Exercises and Stock Vested Table During Fiscal 2024

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

R. Matthew Johnson	—	—	23,829	3,135,181

Robert Conrad	—	—	1,172	142,433

Brandon Tolany	—	—	12,004	1,579,366

Mark Mauldin	—	—	2,923	384,579

John Hollister	—	—	—	—

Potential Payments Upon Termination or Change in Control

Consistent with practices within our industry, we also provide certain post-employment termination benefits. We have implemented these programs in order to ensure we are able to continue to attract and retain top talent as well as ensure that during the uncertainty associated with a potential change in control or succession plan, the executives remain focused on their responsibilities and ensure a maximum return for our stockholders.

Executive Agreements. We have entered into a CEO Severance Agreement with Mr. Johnson and Executive Severance Agreements with Messrs. Mauldin, Butler, Tolany, and Conrad. The agreements provide for the following potential payments and benefits upon a Change in Control Termination (as defined in the agreements): (a) 100% of annual base salary (200% in the case of the CEO), (b) 100% of target variable compensation for a full fiscal year (200% in the case of the CEO), (c) any actual earned bonus, commission or other short term cash incentive compensation for the fiscal year preceding the Change in Control Termination to the extent such amount has not already been paid (d) a pro-rated portion of target variable compensation for the full fiscal year in which the Change in Control Termination occurs, (e) stock options, restricted stock, and restricted stock units shall

COMPENSATION DISCUSSION AND ANALYSIS

become fully vested, (f) performance stock units shall be vested at the greater of actual performance or 100% of the target value and (g) a lump sum equal to the pre-tax cost of 12 months of continued COBRA coverage (24 months in the case of the CEO). Change in Control Termination occurs if the executive officer is demoted, relocated, or terminated other than for misconduct within the period beginning upon the earlier of our execution of a definitive agreement that results in a change in control or 90 days prior to a change in control and ending 18 months following the change in control transaction. The agreements provide for any change in control payments subject to Section 280G of the Code to be equal to the greater of: (i) the aggregate parachute payments reduced to the maximum amount that would not subject the executive to relevant excise taxes; or (ii) the aggregate parachute payments, with the executive paying the relevant excise taxes and such other applicable federal, state and local income and employment taxes. Under this “best after tax” provision, the NEO is solely responsible for payment of excise taxes and other applicable federal, state, and local income and employment taxes.

The agreements also provide for the following potential payments and benefits upon a Non-CIC Termination (as defined in the agreements): (a) 100% of annual base salary, (b) 100% of target variable compensation for a full fiscal year, (c) any actual earned bonus, commission or other short term cash incentive compensation for the fiscal year preceding the Non-CIC Termination to the extent such amount has not already been paid, (d) a pro-rated portion of actual earned bonus for the full fiscal year in which the Non-CIC Termination occurs, (e) restricted stock units that would have vested within 12 months following such termination shall become fully vested, and (f) a lump sum equal to the pre-tax cost of 12 months of continued COBRA coverage.

Equity Compensation. At our 2009 annual stockholders’ meeting, our stockholders approved the 2009 Stock Incentive Plan (the “2009 Plan”) and the 2009 Plan became effective immediately. During the annual meeting of stockholders in 2014, 2017, and 2021, our stockholders approved amendments of the 2009 Plan. The amendments updated the 2009 Plan to comply with changes in local laws, authorized additional shares of common stock for future issuance, improved the Company’s corporate governance and implemented other best practices. The 2009 Plan governs the equity awards granted to our Named Executive Officers and other participants.

The Plan includes the following general change in control provisions, which may result in the accelerated vesting of outstanding stock options and stock awards:

•

Automatic Acceleration of Awards if not Assumed: In the event that we experience a change in control, the vesting of outstanding equity awards will automatically fully accelerate and any transfer restrictions or repurchase rights will lapse, unless the awards are assumed or replaced by the successor company or otherwise continued in effect.

•

Discretionary Acceleration of Awards: Our Compensation Committee, as plan administrator of the Plans, has the authority to accelerate the vesting of all outstanding equity awards at any time, including in the event of a change in control of the Company, by means of a “hostile take-over” or otherwise, whether or not those awards are assumed or replaced or otherwise continued in effect.

•

Acceleration Upon Termination After a Change in Control: During a change in control, our Compensation Committee may provide for the acceleration of vesting if a participant (including a Named Executive Officer) is involuntarily terminated within a period of 18 months following a change in control. Pursuant to this authority, the terms of the stock options and stock awards granted to the Named Executive Officers and other participants under the Plans provide for such acceleration in vesting in the event of involuntary termination within 18 months following a change in control. Involuntary Termination includes termination by the successor company for reasons other than misconduct or resignation by the individual following a material reduction in duties, a material reduction in compensation, or involuntary relocation.

The following table depicts potential compensation arrangements with our NEOs as a result of a change in control that subsequently results in involuntary termination. Such termination is assumed to occur on December 28, 2024,

COMPENSATION DISCUSSION AND ANALYSIS

the last business day of our fiscal 2024, and the amounts shown are based on each NEO’s target compensation for 2024.

Name	Severance Payment ($)	Target Bonus Payment(2) ($)	Intrinsic Value of Accelerated Equity(1) ($)	COBRA Payment ($)	Total ($)

R. Matthew Johnson	1,378,000	1,791,400	16,072,424	70,591	19,312,415

Dean Butler (3)	475,000	475,000	5,101,872	46,915	6,098,787

Brandon Tolany	414,000	414,000	4,589,858	35,218	5,453,076

Robert Conrad	450,000	450,000	3,061,353	44,816	4,006,169

Mark Mauldin (3)	335,000	134,000	1,442,381	46,377	1,957,758

(1)

Value is based upon the closing selling price per share of our common stock on the NASDAQ Global Select Market on the last trading day of fiscal 2024, which was $127.78, less (if applicable) the option exercise price payable per share.

(2)	Target bonus values have not been reduced even though the Compensation Committee made the decision to cancel the 2024 bonus opportunity.
(3)

Mr. Butler replaced Mr. Hollister as Senior Vice President and Chief Financial Officer effective May 15, 2024. Mr. Hollister was also party to an Executive Severance Agreement that had the same terms as those described above. Mr. Hollister resigned as Senior Vice President and Chief Financial Officer effective February 2, 2024, and no severance benefits or payments were made in connection with the resignation. Mr. Mauldin served in an interim CFO capacity from February 2 through May 14, 2024.

The following table depicts potential compensation arrangements with our NEOs as a result of a termination in employment that is not covered by change in control. Such termination is assumed to occur on December 28, 2024, the last business day of our fiscal 2024, and the amounts shown are based on each NEO’s target compensation for 2024.

Name	Severance Payment ($)	Target Bonus Payment (4) ($)	Pro-rata Current Year Bonus Payment (1) ($)	Intrinsic Value of Accelerated Equity (2) ($)	COBRA Payment ($)	Total ($)

R. Matthew Johnson	689,000	895,700	—	2,476,632	35,295	4,096,627

Dean Butler (3)	475,000	475,000	—	1,530,421	46,915	2,527,336

Brandon Tolany	414,000	414,000	—	811,020	35,218	1,674,238

Robert Conrad	450,000	450,000	—	680,301	44,816	1,625,117

Mark Mauldin (3)	335,000	134,000	—	629,572	46,377	1,144,949

(1)

Pro-rata current year bonus payment calculation based upon 2024 full fiscal year as all Named Executive Officers worked through the end of the fiscal year. Note that no bonus was paid in 2024 based upon business results.

(2)

Value is based upon the closing selling price per share of our common stock on the NASDAQ Global Select Market on the last trading day of fiscal 2024, which was $127.78, less (if applicable) the option exercise price payable per share.

(3)

Mr. Butler replaced Mr. Hollister as Senior Vice President and Chief Financial Officer effective May 15, 2024. Mr. Hollister was also party to an Executive Severance Agreement that had the same terms as those described above.

COMPENSATION DISCUSSION AND ANALYSIS

Mr. Hollister resigned as Senior Vice President and Chief Financial Officer effective February 2, 2024, and no severance benefits or payments were made in connection with the resignation. Mr. Mauldin served in an interim CFO capacity from February 2 to May 14, 2024.

(4)	Target bonus values have not been reduced even though the Compensation Committee made the decision to cancel the 2024 bonus opportunity.

CEO Pay Ratio

The CEO Pay Ratio analysis is a required disclosure enacted by the Securities and Exchange Commission (“SEC”) pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

A reasonable estimate was prepared of the ratio of our CEO’s annual total compensation for fiscal year 2024 to the annual total compensation of our median employee (excluding our CEO) for the same period. The 2024 calculation of all employees’ compensation was determined in the same manner as the “Total Compensation” shown for our CEO in the “Summary Compensation Table” with some adjustments necessary to report all amounts in US currency.

Pay elements included in the annual total compensation for our median employee may include all or some of the following:

•	Base salary including 13th month payments

•	Bonus, including quarterly profit sharing, recruiting referral bonuses, and ad-hoc bonuses earned via outstanding performance or for international travel

•	Sales commissions

•	Benefits, as provided to eligible roles in certain markets such as Company-paid life insurance premiums, car allowances or reimbursement for Company-paid executive physicals

•	Long term incentives including RSUs and Restricted Cash Awards (“RCAs”) as provided to eligible roles in certain markets

Our calculations were prepared consistent with past years and based on our median employee as of December 28, 2024.

We determined the compensation of our median employee by calculating the annual total compensation using the applicable components above.

The annual total compensation for our CEO as represented in the Summary Compensation Table was $7,209,463 and the compensation of our median employee was $90,321. The resulting ratio is 79.8 to 1.

This information is being provided to comply with the SEC’s disclosure rules. In calculating the pay ratio, SEC rules allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions reflecting their unique employee populations. Therefore, our reported pay ratio may not be comparable to that reported by other companies due to differences in industries, scope of international operations, business models and scale, as well as the different estimates, assumptions, and methodologies applied by other companies in calculating their respective pay ratios. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.

COMPENSATION DISCUSSION AND ANALYSIS

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. The amounts reported in this table are not additional amounts received by our chief executive officer and non-PEO NEOs in excess of the amounts reported in the Summary Compensation Table (“SCT”). The “compensation actually paid” set forth in the table below does not reflect amounts actually realized by our NEOs, and the Compensation Committee did not consider the pay versus performance disclosure below when making compensation decisions for any of the years presented. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.” Fair value amounts below are computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under generally accepted accounting principles. Total shareholder return (“TSR”) has been calculated in a manner consistent with Item 402(v) of Regulation S-K.

(a) Year	(b) SCT Total for CEO (1)	(c) Compensation Actually Paid to CEO (2)	(d) Average SCT Total for non-CEO NEOs (3)	(e) Average Compensation Actually Paid to non-CEO NEOs (4)	(f) Company TSR (5)	(g) Index TSR (6)	(h) Net Income (7)	(i) Adjusted Revenue (8)

FY2024	$7,209,463	$5,595,623	$2,805,765	$1,869,794	$109.66	$294.12	$(191,010,000)	$584,386,000

FY2023	$6,894,721	$(8,812,005) 9	$2,284,928	$(1,837,095) 9	$113.52	$237.57	$(34,516,000)	$782,258,000

FY2022	$6,756,233	$647,273	$2,411,000	$(874,461)	$116.43	$142.26	$91,402,000	$1,024,106,000

FY2021	$17,016,409	$21,049,328	$4,380,950	$11,180,775	$177.15	$218.45	$2,117,399,000	$926,572,000

FY2020	$6,204,724	$3,366,644	$2,273,365	$1,487,824	$109.29	$152.93	$12,531,000	$886,677,000

(1)
G. Tyson Tuttle was CEO during FY2020 and FY2021, and R. Matthew Johnson became CEO in FY2022, effective January 2, 2022. The dollar amounts reported in column (b) are the amounts of total compensation reported for the CEO for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)	The Compensation Actually Paid Schedule shown below sets forth the adjustments made to arrive at the “compensation actually paid” to our Chief Executive Officer.
(3)
During FY2020, our non-CEO NEOs were John Hollister, Brandon Tolany, D. Mark Thompson, and R. Matthew Johnson. During FY2021, our non-CEO NEOs were R. Matthew Johnson, John Hollister, Brandon Tolany, and Sandeep Kumar. During FY2022 and FY2023, our non-CEO NEOs were John Hollister, Brandon Tolany, and Sandeep Kumar. During FY2024, our non-CEO NEOs were John Hollister, Brandon Tolany, Mark Mauldin, Dean Butler and Robert Conrad. The dollar amounts reported in column (d) represent the average of the compensation reported for the NEOs for each corresponding year in the “Total” column of the Summary Compensation Table.

(4)	The Compensation Actually Paid Schedule shown below sets forth the adjustments made to arrive at the average “compensation actually paid” to our non-CEO NEOs.
(5)
Represents the Company’s common stock cumulative TSR on a fixed investment of $100 over the FY starting from the market close on the last trading day of FY2019 through the end of each applicable year in the table, assuming reinvestment of any dividends.

(6)
Represents the cumulative TSR of the PHLX Semiconductor Index, the Company’s peer group for this purpose, on a fixed investment of $100 over the FY starting from the market close on the last trading day of FY2019 through the end of each applicable year in the table.

(7)	GAAP Net Income as reported under the Company’s Consolidated Statements of Income on Form 10-K of the applicable year.
(8)
Refers to the GAAP Revenue as reported under the Company’s Consolidated Statements of Income on Form 10-K of the applicable year. The amount shown for FY2021 included $205,712,000 to adjust for the revenue earned in the divested infrastructure and automotive business of the Company through July 3, 2021 of that year, as more fully discussed under Note 3,
Discontinued Operations
, in our Form 10-K for the year ending January 01, 2022. The amount shown for FY2020 is the Company’s GAAP revenue as originally reported in Form 10-K for the year prior to the business divestiture.

(9)
The FY2023 amounts of Compensation Actually Paid to CEO and Average Compensation Actually Paid to Non-CEO NEOs have been revised from ($3,944,626) and ($376,763), respectively, as disclosed in the proxy statement for the 2024 annual meeting, to correct the estimated probable outcome used to calculate the year-end value of PSUs granted in the year.

COMPENSATION DISCUSSION AND ANALYSIS

List of Most Important Financial Performance Measures
The following table outlines what we believe to be our NEOs’ key performance measures, in no particular order. These key performance measures are further described in
Compensation Elements
.

Key Performance Measures
Adjusted Revenue	Adjusted non-GAAP operating income margin
Revenue CAGR	Sustainability Goal Achievement

	FY2024
Compensation Actually Paid Schedule:	CEO	Average non-CEO NEO
Summary Compensation table total for applicable year.	7,209,463	2,805,765
Deduction for amounts reported under the “Stock Awards” and “Option Awards” columns in the Summary Compensation table for applicable year.	(6,513,835)	(2,375,906)
Increase based on ASC Topic 718 fair value of Awards granted during applicable year that remain unvested as of applicable year end, determined as of applicable year end.	4,984,035	2,015,063
Increase/deduction for Awards granted in prior years that were outstanding and unvested as of applicable year end, determined based on change in ASC Topic 718 fair value from the prior year end to the applicable year end.	(75,109)	(7,513)
Increase/deduction for Awards granted in prior years that vested during the applicable year, determined based on change in ASC Topic 718 fair value from the prior year end to the vesting date.	(8,931)	(3,494)
Deduction of Awards granted in prior year that were forfeited in the applicable year, determined based on ASC Topic 718 fair value as of prior year end.	—	(564,121)
Compensation Actually Paid -	5,595,623	1,869,794

COMPENSATION DISCUSSION AND ANALYSIS

Pay Versus Performance Relationship Disclosures
The chart below provides a comparison between the compensation actually paid to our CEO and our average compensation actually paid to our other NEOs, as reported in the table above, against the Company total shareholder return and the PHLX Semiconductor Index total shareholder return. As demonstrated below, the trend in NEO compensation has largely been aligned to the trend in TSR.

Compensation Actually Paid vs Company TSR and Index TSR

Compensation Actually Paid
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
-$5,000,000
-$10,000,000
-$15,000,000
$100 Normalized Cumulative Growth
$350
$300
$250
$200
$150
$100
$50
$0

	FY2020	FY2021	FY2022	FY2023	FY2024
CEO	$3,366,644	$21,049,328	$647,273	-$8,812,005	$5,595,623
Avg non-CEO NEO	$1,487,824	$11,180,775	-$874,461	-$1,837,095	$1,869,794
Company TSR	$109	$177	$116	$114	$110
Index TSR	$153	$218	$142	$238	$294

COMPENSATION DISCUSSION AND ANALYSIS

The chart below illustrates the correlation between compensation actually paid to our CEO and average compensation actually paid to our other NEOs, as reported in the table above, against the Company’s GAAP net income for FY2020, FY2021, FY2022, FY2023 and FY2024. Our 2021 net income was heavily influenced by our divestiture event.

Compensation Actually Paid vs Net Income

$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
-$5,000,000
-$10,000,000
-$15,000,000
Comepnsation Actually Paid
$2,500,000,000
$2,000,000,000
$1,500,000,000
$1,000,000,000
$500,000,000
$0
-$500,000,000
Net Income

	FY2020	FY2021	FY2022	FY2023	FY2024
CEO	$3,366,644	$21,049,328	$647,273	-$8,812,005	$5,595,623
Avg non-CEO NEO	$1,487,824	$11,180,775	-$874,461	-$1,837,095	$1,869,794
Net Income	$12,531,000	$2,117,399,000	$91,402,000	-$34,516,000	-$191,010,000

COMPENSATION DISCUSSION AND ANALYSIS

The chart below illustrates the correlation between compensation actually paid to our CEO and average compensation actually paid to our other NEOs, as reported in the table above, against the Company’s GAAP annual revenue for FY2020, FY2021, FY2022, FY2023, and FY2024. FY2021 actual compensation values were heavily influenced by our stock price increase and our PSU overperformance, post our divestiture event. FY2022 actual compensation values were heavily influenced by our prior MSU underperformance and related Compensation Actually Paid (“CAP”) deductions. FY2023 actual compensation values were heavily influenced by our PSU underperformance and related CAP deductions.

Compensation Actually Paid vs Adjusted Revenue

$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
-$5,000,000
-$10,000,000
-$15,000,000
Comepnsation Actually Paid
$1,200,000,000
$1,000,000,000
$800,000,000
$600,000,000
$400,000,000
$200,000,000
$0
Adjusted Revenue

	FY2020	FY2021	FY2022	FY2023	FY2024
CEO	$3,366,644	$21,049,328	$647,273	-$8,812,005	$5,595,623
Avg non-CEO NEO	$1,487,824	$11,180,775	-$874,461	-$1,837,095	$1,869,794
Adjusted Revenue	$886,677,000	$926,572,000	$1,024,106,000	$782,258,000	$584,386,000

Compensation Committee Interlocks and Insider Participation
None of our executive officers serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee. No member of the Compensation Committee currently serves as one of our officers or employees.

COMPENSATION DISCUSSION AND ANALYSIS

Equity Compensation Plan Information
The following table provides information on the Company’s shares of common stock as of December 28, 2024 that may be issued under existing equity compensation plans.

	A		B		C

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (#)		Weighted Average Exercise Price of Outstanding Options ($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A) (#)

Equity Compensation Plans Approved by Stockholders (1)	1,221,546	(2)	43.82	(3)	2,339,599	(4)

Equity Compensation Plans Not Approved by Stockholders	—		—		—

Total	1,221,546		43.82		2,339,599

(1)	Consists of our 2009 Stock Incentive Plan and our 2009 Employee Stock Purchase Plan.
(2)
Includes 1,203,276 shares of common stock subject to full value awards that vest over the holders’ period of continued service and 18,270 shares of common stock issuable upon the exercise of stock options with a weighted average remaining term of 1.1 years. Excludes purchase rights accruing under our 2009 Employee Stock Purchase Plan. Under the 2009 Employee Stock Purchase Plan, each eligible employee may contribute up to 15% of his or her base salary to purchase shares of our common stock at semi-annual intervals on the last U.S. business day of April and October each year at a purchase price per share equal to 85% of the lower of (i) the closing fair market value (FMV) per share of our common stock on the employee’s entry date into the offering period in which that semi-annual purchase date occurs and (ii) the closing fair market value (FMV) per share on the semi-annual purchase date.

(3)
Calculated without taking into account 1,203,276 shares of common stock subject to outstanding full value awards that will become issuable as those awards vest without any cash consideration for such shares and excludes shares under the Employee Stock Purchase Plan.

(4)
Consists of shares available for future issuance under our 2009 Stock Incentive Plan and our 2009 Employee Stock Purchase Plan. As of December 28, 2024, an aggregate of 1,522,018 shares of our common stock were available for issuance in connection with future awards under our 2009 Stock Incentive Plan and 817,581 shares of our common stock were available for issuance under our 2009 Employee Stock Purchase Plan.

NO INCORPORATION BY REFERENCE OF CERTAIN PORTIONS OF THIS PROXY STATEMENT

No Incorporation by Reference of Certain Portions of this Proxy Statement

Notwithstanding anything to the contrary set forth in any of our filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate information in this Proxy Statement, neither the Audit Committee Report nor the Compensation Committee Report is to be incorporated by reference into any such filings as provided by SEC regulations. In addition, this Proxy Statement includes certain website addresses intended to provide inactive, textual references only. The information on these websites shall not be deemed part of this Proxy Statement.

Delinquent Section 16(a) Reports

The members of our Board of Directors, the executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the common stock and their transactions in such common stock. Based upon (i) the copies of Section 16(a) reports which we received from such persons for their fiscal 2024 transactions in the common stock and their common stock holdings and (ii) the written representations received from one or more of such persons, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and greater than 10% beneficial owners.

Householding

Stockholders with the same last name and address will receive one package containing a separate Notice of Internet Availability of Proxy Materials for each individual shareholder at that address. Stockholders with the same last name and address who have elected to receive paper copies will receive only one copy of the proxy materials unless they have notified us that they wish to continue receiving multiple copies. This method of delivery (known as “householding”) helps ensure that shareholder households do not receive multiple copies of the same document, helping to reduce our printing and postage costs, as well as saving natural resources.

You can opt out of householding by phone at (866) 648-8133, through the Internet at

www.investorelections.com/SLAB, or by email to paper@investorelections.com. If you are a beneficial shareholder and you would like to opt out of this practice, contact your bank or broker. If you are receiving multiple copies of the proxy materials at your household and would prefer to receive a single copy, contact the above phone numbers or address. If you are a beneficial holder, contact your bank or broker.

Annual Report

A copy of the Annual Report for fiscal 2024 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

Form 10-K

We filed an Annual Report on Form 10-K with the SEC on February 04, 2025. Stockholders may obtain a copy of our Annual Report on Form 10-K, without charge, by writing to our Corporate Secretary at our principal executive offices located at 400 West Cesar Chavez, Austin, Texas 78701.

THE BOARD OF DIRECTORS OF SILICON LABORATORIES INC.

Dated: March 12, 2025

Appendix I: Reconciliation of GAAP to Non-GAAP Executive Compensation Financial Measures

The non-GAAP financial measurements provided herein do not replace the presentation of Silicon Labs’ financial results prepared in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP measurements merely provide supplemental information to assist investors in analyzing Silicon Labs’ financial position and results of operations in connection with executive compensation; however, these measures are not in accordance with, or an alternative to, GAAP and may be different from non-GAAP measures used by other companies or non-GAAP measures used in other contexts by Silicon Labs. We are providing this information because it may enable investors to perform meaningful comparisons of operating results, and more clearly highlight the results of core ongoing operations in connection with executive compensation.

Unaudited Reconciliation of GAAP to Non-GAAP Executive Compensation Financial Measures (In thousands)

Non-GAAP Income Statement Items	Year Ended December 28, 2024
	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Termination Costs & Other	Non-GAAP Measure	Non-GAAP Percent of Revenue	Target Measure

Operating Income (Loss)	$(165,490)	(28.3)%	$61,503	$23,034	$1,571	$(79,382)	(13.6)%	15%

Appendix II: Proposed Amendments to Fourth Amended and Restated Certificate of Incorporation

Section 1

Set forth below is the text of Article V in our Fourth Amended and Restated Certificate of Incorporation proposed to be amended by Proposal 4. Additions are indicated by double underlining and deletions are indicated by strikethrough.

ARTICLE V.

A. No director or officer of the Corporation shall ~~not~~ be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director or such officer as an officer, except that this Article shall not eliminate or limit the ~~for~~ liability of (a) a director or officer for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (b) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) a director under Section 174 of the Delaware General Corporation Law, ~~or~~ (d) a director or officer for any transaction from which the director or officer derived any improper personal benefit, or (e) an officer in any action by or in the right of the Corporation. Neither the amendment nor repeal of this Article shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment or repeal. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

Section 2

Set forth below is the text of Articles IV, IX, and XI in our Fourth Amended and Restated Certificate of Incorporation proposed to be amended by Proposal 5. Additions are indicated by double underlining and deletions are indicated by strikethrough.

ARTICLE IV.

4.1 ~~Prior to a Qualified Public Offering (as defined in Section B.4(b) of this Section 4.1 of this Article IV hereof), the Corporation’s capital stock shall be comprised as follows:~~

~~A. Classes of Stock. The Corporation is authorized to issue two classes of capital stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock authorized to be issued is 60,000,000 shares. 52,000,000 shares shall be Common Stock, par value $0.0001 per share. 8,000,000 shares shall be Preferred Stock, par value $0.0001 per share, of which 5,391,267 shares shall be designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”) and 1,610,638 shares shall be designated as “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”).~~

~~B. Rights. Preferences and Restrictions of Preferred Stock. Undesignated Preferred Stock may be issued from time to time in one or more series. The Corporation’s Board of Directors (the “Board of Directors”) is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights which may be granted to the Preferred Stock or series thereof in Certificates of Designation or the Corporation’s Certificate of Incorporation, as amended and as hereafter may be amended (“Protective Provisions”), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be~~

~~subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock and the Series B Preferred Stock are as set forth below in this Article IV(B).~~

~~1. Dividend Provisions.~~

~~(a) Subject to the rights of Preferred Stock which may hereafter come into existence, prior to January 1, 2002, the holders of shares of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, when, as and if declared by the Board of Directors.~~

~~(b) Subject to the rights of Preferred Stock which may hereafter come into existence, beginning January 1, 2002 and continuing thereafter, the holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, at the rate of $0.0589286 (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like with respect to such series after March 21, 1997 (the “Initial Series A Issue Date”)) per share of Series A Preferred Stock per annum, payable when, as and if declared by the Board of Directors, and such dividends shall be cumulative and shall accrue on each share from January 1, 2002, from day to day thereafter, whether or not earned or declared. Subject to the rights of Preferred Stock which may hereafter come into existence, beginning January 1, 2002 and continuing thereafter, the holders of shares of Series B Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, at the rate of $0.2856 (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like with respect to such series after the date upon which shares of Series B Preferred Stock were first issued (the “Initial Series B Issue Date”)) per share of Series B Preferred Stock per annum, payable when, as and if declared by the Board of Directors, and such dividends shall be cumulative and shall accrue on each share from January 1, 2002, from day to day thereafter, whether or not earned or declared. Any accumulation of dividends on the Series A Preferred Stock or Series B Preferred Stock shall not bear interest. Cumulative dividends with respect to shares of Series A Preferred Stock or Series B Preferred Stock which are accrued, payable and/or in arrears shall, upon conversion of such shares to Common Stock, at the option of the Corporation either: (i) subject to the rights of series of Preferred Stock which may from time to time come into existence, be paid in cash to the extent assets are legally available therefor or (ii) be convertible into such additional shares of Common Stock determined by dividing the amount of such dividends by the fair market value of the Common Stock (as determined by the Corporation’s Board of Directors) on the date of such conversion (with any fractional share rounded to the nearest whole share, with 0.5 being rounded upward).~~

~~(c) Each share of Series A Preferred Stock and Series B Preferred Stock shall rank equally in all respects with respect to dividends; provided, however, that the Corporation shall not declare or pay dividends which are insufficient to pay all accrued dividends on each series of Preferred Stock outstanding unless such dividends are declared and paid to each series of Preferred Stock pro rata based on the accrued dividends with respect to such series as a percentage of accrued dividends for all series of Preferred Stock.~~

~~(d) Until such time as neither shares of Series A Preferred Stock nor Series B Preferred Stock are outstanding, no dividend whatsoever shall be paid or declared, and no distribution shall be made, on Common Stock (other than a dividend payable solely in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock).~~

~~(e) Any dividend or distribution which is declared by the Corporation and payable with assets of the Corporation, other than cash, shall be deemed to have such value as determined by the Board of Directors.~~

~~2. Liquidation Preference.~~

~~(a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, (A) each holder of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share (the “Series A Liquidation Amount”) equal to the sum of: (i) $0.982144225 (the “Original Series A Issue Price”) (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like with respect to such series after the Initial Series A Issue Date) for each outstanding share of Series A Preferred Stock held by such holder and (ii) an amount equal to all accrued but unpaid dividends on the shares of Series A Preferred Stock held by such holder and (B) each holder of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share (the “Series B Liquidation Amount”) equal to the sum of: (i) $4.76 (the “Original Series B Issue Price”) (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like with respect to such series after the Initial Series B Issue Date) for each outstanding share of Series B Preferred Stock held by such holder and (ii) an amount equal to all accrued but unpaid dividends on the shares of Series B Preferred Stock held by such holder. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock and Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock and Series B Preferred Stock in proportion to the relative liquidation preference of the shares of Series A Preferred Stock and Series B Preferred Stock then held by them.~~

~~(b) After the distribution described in Subsection 2(a) above and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (determined on an as-converted basis with respect to outstanding shares of Series A Preferred Stock and Series B Preferred Stock); provided that the amount which the holders of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive pursuant to Subsection 2(a) and this Subsection 2(b), if any, in the aggregate shall not exceed (i) $2.946432675 (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like with respect to such series after the Initial Series A Issue Date) for each outstanding share of Series A Preferred Stock held by such holder and (ii) $14.28 (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like with respect to such series after the Initial Series B Issue Date) for each outstanding share of Series B Preferred Stock held by such holder.~~

~~(c) After the distributions described in Subsections (a) and (b) above have been paid, subject to the rights of series of Preferred Stock that may from time to time come into existence, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.~~

~~(d) (i) For purposes of this Section 2, upon the affirmative vote of the holders of at least sixty-seven percent (67%) of the shares of Series A Preferred Stock and Series B Preferred Stock then outstanding, voting together as a single class, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include: (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) or (B) a sale of all or substantially all of the assets of the Corporation; unless the Corporation’s stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation’s acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity; provided, however, that shares of the surviving entity held by holders of the capital stock of the Corporation acquired by means other than the exchange or conversion of the capital stock of the Corporation for shares of the surviving entity shall not be used in determining if the stockholders of the Corporation own more than fifty percent (50%) of the voting power of the surviving or acquiring~~

~~entity, but shall be used for determining the total outstanding voting power of such entity. (ii) In any of such events, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities to be delivered to the holders of the Series A Preferred Stock, Series B Preferred Stock or Common Stock, as the case may be, shall be valued as follows: If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing; If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class. (iii) In the event the requirements of this Subsection 2(d) are not complied with, the Corporation shall forthwith either: cause such closing to be postponed until such time as the requirements of this Section 2 have been complied with; or cancel such transaction, in which event the respective rights, preferences and privileges of the holders of the Series A Preferred Stock and Series B Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Subsection 2(d)(iv) below. (iv) The Corporation shall give each holder of record of Series A Preferred Stock and Series B Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the Corporation’s receipt of written consent of the holders of at least a majority of the Series A Preferred Stock and Series B Preferred Stock (voting together as a single class) entitled to such notice rights or similar notice rights.~~

~~3. Redemption.~~

~~(a) Subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of not less than a majority of the then outstanding Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, may elect to require the Corporation to redeem (a “Redemption Request”) on or after the dates specified below up to a cumulative total of that percentage of the shares of Series A Preferred Stock and Series B Preferred Stock held by each such requesting holder as set forth below opposite such Redemption Date, less the number of shares of Series A Preferred Stock and Series B Preferred Stock redeemed by the Company pursuant to this Subsection 3(a) from such holder (or its predecessors) prior to the date of such election:~~

~~Cumulative Percentage of Shares~~
~~Redemption Date~~	~~Which May be Redeemed~~

~~March 21, 2005~~	~~33 1/3%~~

~~March 21, 2006~~	~~66 2/3%~~
~~March 21, 2007~~	~~100%.~~

~~In each such event, the Corporation shall, to the extent it may lawfully do so, redeem the shares specified in such Redemption Request within thirty (30) days following the later of the date of receipt of such Redemption Notice or the applicable Redemption Date, upon surrender by the requesting holders of the certificates representing such shares by paying a sum per share of Series A Preferred Stock equal to the Series A Liquidation Amount and a sum per share of Series B Preferred Stock equal to the Series B Liquidation Amount (such sums being the respective “Redemption Price” for the Series A Preferred Stock and Series B Preferred Stock). Any redemption effected pursuant to this Subsection (3)(a) shall be made on a pro rata basis among the requesting holders of the Series A Preferred Stock and Series B Preferred Stock in proportion to the number of shares of Series A Preferred Stock and Series B Preferred Stock then held by such holders. If any date fixed for redemption of shares pursuant to this Subsection 3(a) is a Saturday, Sunday or legal holiday, then such redemption shall occur on the first business day thereafter.~~

~~(b) As used herein and in Subsections (3)(a) above and (3)(c) and (3)(d) below, the term “Redemption Date” shall refer to each date on which shares of Series A Preferred Stock or Series B Preferred Stock are requested to be redeemed as provided in Subsection 3(a). Subject to the rights of series of Preferred Stock that may from time to time come into existence, at least fifteen (15) but no more than thirty (30) days prior to each Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock and Series B Preferred Stock requested to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the applicable Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series A Preferred Stock and Series B Preferred Stock to be redeemed (the “Redemption Notice”). Except as provided in Subsection (3)(c), on or after the Redemption Date, each holder of Series A Preferred Stock and Series B Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.~~

~~(c) From and after each Redemption Date, unless there shall have been a default in payment of the applicable Redemption Price, all rights of the holders of shares of Series A Preferred Stock and Series B Preferred Stock designated for redemption in the Redemption Notice as holders of such shares of Series A Preferred Stock and Series B Preferred Stock (except the right to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of Preferred Stock that may from time to time come into existence, if the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock and Series B Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock and Series B Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed on the basis of the relative Redemption Prices of the shares of Series A Preferred Stock and Series B Preferred Stock to be redeemed. The shares of Series A Preferred Stock and Series B Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Subject to the rights of Preferred Stock that may from time to time come into existence, at any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock and Series B Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date but which it has not redeemed.~~

~~(d) On or prior to each Redemption Date, the Corporation may deposit the applicable Redemption Price of all shares of Series A Preferred Stock and Series B Preferred Stock designated for redemption in the Redemption Notice, and not yet redeemed or converted, with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares~~

~~designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to publish the notice of redemption thereof and pay the applicable Redemption Price for such shares to their respective holders on or after the Redemption Date, upon receipt of notification from the Corporation that such holder has surrendered his, her or its share certificate to the Corporation pursuant to Subsection (3)(b) above. As of the date of such deposit (even if prior to the Redemption Date), the deposit shall constitute full payment of the shares to their holders. From and after the date of such deposit the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto, except the rights to receive from the bank or trust corporation payment of the applicable Redemption Price of the shares, without interest, upon surrender of their certificates therefor and the right to convert such shares as provided in Article IV(B)(4) below. Such instructions shall also provide that any monies deposited by the Corporation pursuant to this Subsection (3)(d) for the redemption of shares thereafter converted into shares of Common Stock pursuant to Article IV(B)(4) below prior to the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any monies deposited by the Corporation pursuant to this Subsection (3)(d) remaining unclaimed at the expiration of two (2) years following the final Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors.~~

~~4. Conversion. The holders of the Series A Preferred Stock and Series B Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):~~

~~(a) Right to Convert. Each share of Series A Preferred Stock and Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined, (i) with respect to each share of Series A Preferred Stock, by dividing the Original Series A Issue Price plus any accrued but unpaid dividends by the “Series A Conversion Price” in effect on the date the certificate therefor is surrendered for conversion and (ii) with respect to each share of Series B Preferred Stock, by dividing the Original Series B Issue Price plus any accrued but unpaid dividends by the “Series B Conversion Price” in effect on the date the certificate therefor is surrendered for conversion. The initial Series A Conversion Price shall be equal to the Original Series A Issue Price and the initial Series B Conversion Price shall be equal to the Original Series B Issue Price; provided, however, that such Series A Conversion Price and Series B Conversion Price shall be subject to adjustment as set forth in Subsections 4(d), (e) and (f) below.~~

~~(b) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Series A Conversion Price at the time in effect immediately upon the earlier of: (i) except as provided below in Subsection 4(c), the sale of Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the public offering price per share of which is not less than $9.52 (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like with respect to the Common Stock after the Initial Series A Issue Date) and with gross proceeds to the Corporation and selling stockholders therein of at least $10,000,000 in the aggregate (a “Qualified Public Offering”) or (ii) the date that, through the conversion or redemption of the Series A Preferred Stock, fewer than 1,781,816 shares (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like with respect to such series after the Initial Series A Issue Date) of the Series A Preferred Stock remain outstanding. Each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock at the Series B Conversion Price at the time in effect immediately upon the earlier of: (i) except as provided below in Subsection 4(c), the sale of Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act the public offering price per share of which is not less than $9.52 (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like with respect to the Common Stock after the Initial Series B Issue Date) and with gross proceeds to the Corporation and selling stockholders therein of at least $10,000,000 in the aggregate or (ii) the date that, through the conversion or redemption of the Series B Preferred Stock, fewer than 525,213 shares (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like with respect to such series after the Initial Series B Issue Date) of Series B Preferred Stock remain outstanding.~~

~~(c) Mechanics of Conversion. Before any holder of Series A Preferred Stock or Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock or Series B Preferred Stock, as the case may be, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock or Series B Preferred Stock, as the case may be, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock or Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion shall be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s)entitled to receive the Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.~~

~~(d) Series A and Series B Conversion Price Adjustments.. The Series A Conversion Price and Series B Conversion Price shall be subject to adjustment from time to time as follows:~~

~~(i) (A) If the Corporation shall issue, after the Initial Series A Issue Date, any Additional Stock (as defined below) without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Series A Conversion Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Series A Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Series A Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock. If the Corporation shall issue, after the Initial Series B Issue Date, any Additional Stock without consideration or for a consideration per share less than the Series B Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Series B Conversion Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Series B Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Series B Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock. For the purposes of this subsection, the number of shares of Common Stock outstanding immediately prior to such issuance shall be calculated on a fully diluted basis, as if all shares of Series A Preferred Stock and Series B Preferred Stock and all Convertible Securities (as defined below) had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding Options (as defined below) had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to shares of Series A Preferred Stock, Series B Preferred Stock and Convertible Securities or Options, solely as a result of the adjustment of the Series A Conversion Price or Series B Conversion Price resulting from the issuance of Additional Stock causing such adjustment. “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities. “Convertible Securities” shall mean any evidences of indebtedness, shares (other than Common Stock, Series A Preferred Stock and Series B Preferred Stock) or other securities convertible into or exchangeable for Common Stock.~~

~~(B) No adjustment of the Series A Conversion Price or Series B Conversion Price shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent~~

~~adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Subsections 4(d)(i)(E)(3) and 4(d)(i)(E)(4) below, no adjustment of such Series A Conversion Price or Series B Conversion Price pursuant to this Subsection 4(d)(i) shall have the effect of increasing the Series A Conversion Price above the Series A Conversion Price in effect immediately prior to such adjustment and no adjustment of such Series B Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Series B Conversion Price above the Series B Conversion Price in effect immediately prior to such adjustment.~~

~~(C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.~~

~~(D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.~~

~~(E) In the case of the issuance (whether before, on or after the Initial Series A Issue Date or the Initial Series B Issue Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Subsection 4(d)(i):~~

~~(1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Subsections 4(d)(i)(C) and 4(d)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.~~

~~(2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Subsections 4(d)(i)(C) and 4(d)(i)(D)).~~

~~(3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Series A Conversion Price and the Series B Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.~~

~~(4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series A Conversion Price and the Series B Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.~~

~~(5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Subsections 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Subsection 4(d)(i)(E)(3) or (4).~~

~~(F) “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Subsection 4(d)(i)(E)) by the Corporation after the Initial Series A Issue Date with respect to the Series A Conversion Price or after the Initial Series B Issue Date with respect to the Series B Conversion Price other than:~~

~~(1) Common Stock issued pursuant to a transaction described in Subsection 4(d)(iii) hereof,~~

~~(2) Common Stock issuable or issued to employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of the Corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors,~~

~~(3) Common Stock issuable in connection with lease lines, bank financings, acquisitions of companies or product lines or other similar transactions with a non-cash raising purpose approved by the Board of Directors (including, without limitation, the warrants to purchase 45,818 shares of Series A Preferred Stock issued to Imperial Bancorp in November 1997),~~

~~(4) Common Stock issued upon conversion of the Preferred Stock, and~~

~~(5) Common Stock issued or issuable: (i) in a public offering before or in connection with which all outstanding shares of Series A Preferred Stock and Series B Preferred Stock will be converted to Common Stock or (ii) upon exercise of warrants or rights granted to underwriters in connection with such a public offering.~~

~~(ii) If the Corporation does not attain gross product revenues (on a full accrual basis) of at least $10,000,000 for its fiscal year 1999 (“1999 Gross Product Revenues”) and upon publication by the Corporation of audited financial statements indicating that such minimum 1999 Gross Product Revenues were not attained, the Series A Conversion Price (but not the Series B Conversion Price) shall forthwith be adjusted to a price equal to 70.83325% of the Series A Conversion Price in effect immediately preceding such publication.~~

~~(iii) In the event the Corporation should at any time or from time to time, after the Initial Series B Issue Date, fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Series A Conversion Price and Series B Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock and Series B Preferred Stock shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.~~

~~(iv) If the number of shares of Common Stock outstanding at any time, after the Initial Series B Issue Date, is decreased by a reverse split or combination of the outstanding shares of Common Stock, then, following the record date of such reverse split or combination, the Series A Conversion Price and Series B Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of each such series shall be decreased in proportion to such decrease in outstanding shares.~~

~~(e) Other Distributions. In the event the Corporation shall declare a dividend or distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or Common Stock Equivalents, then, in each such case, the holders of the Series A Preferred Stock and Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their respective shares of Series A Preferred Stock and Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such dividend or distribution.~~

~~(f) Recapitalizations. If at any time or from time to time after the Initial Series B Issue Date, there shall be a recapitalization of the Corporation (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2 above), provision shall be made so that the holders of the Series A Preferred Stock and Series B Preferred Stock shall thereafter be entitled to receive, upon conversion of their respective shares of Series A Preferred Stock and Series B Preferred Stock, the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock and Series B Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Series A Conversion Price and Series B Conversion Price then in effect and the number of shares issuable to such holders upon conversion of the Series A Preferred Stock and Series B Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.~~

~~(g) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation, as amended, or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock and Series B Preferred Stock against impairment.~~

~~(h) No Fractional Shares and Certificate as to Adjustments.~~

~~(i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock or Series B Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock and Series B Preferred Stock which the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.~~

~~(ii) Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price or Series B Conversion Price pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such series of Preferred Stock for which the Conversion Price has been so adjusted a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock or Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth: (A) such adjustment~~

~~and readjustment, (B) the Conversion Price for such series at the time in effect and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such series of Preferred Stock.~~

~~(i) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock and Series B Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.~~

~~(j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock and Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock and Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock and Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation, as amended.~~

~~(k) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series A Preferred Stock or Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the books of the Corporation.~~

~~5. Voting Rights. Each holder of shares of Series A Preferred Stock and Series B Preferred Stock shall have the right to one (1) vote for each share of Common Stock into which such holder’s respective shares of Series A Preferred Stock and Series B Preferred Stock could then be converted, with full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, except as required by law or as expressly provided herein, including the Protective Provisions in Section 6 below; shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation; and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, except as expressly provided herein. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock and Series B Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with 0.5 being rounded upward).~~

~~6. Protective Provisions. So long as any shares of Series A Preferred Stock or Series B Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as permitted by law) of the holders of at least sixty-seven percent (67%) of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting or acting, as the case may be, as a single class:~~

~~(a) sell, convey or otherwise dispose of all or substantially all of its property or business; liquidate, dissolve or wind up the Corporation’s business; or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation); or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of (a “Corporate Transaction”), unless the Corporation’s stockholders of record as constituted immediately prior to such Corporate Transaction will, immediately after such Corporate Transaction, hold at least fifty percent (50%) of the voting power of the surviving~~

~~or acquiring entity; provided, however, that shares of the surviving entity held by holders of the capital stock of the Corporation acquired by means other than the exchange or conversion of the capital stock of the Corporation for shares of the surviving entity shall not be used in determining if the stockholders of the Corporation own more than fifty percent (50%) of the voting power of the surviving or acquiring entity, but shall be used for determining the total outstanding voting power of such entity;~~

~~(b) purchase, redeem or acquire any shares of Common Stock or options to purchase Common Stock or pay funds into or set aside or make available a sinking fund for the purchase, redemption or acquisition of shares of Common Stock or options to purchase Common Stock; provided, however, the foregoing restrictions shall not apply to the repurchase of shares of Common Stock held by employees, officers, directors, consultants or other persons performing services for the Corporation or any wholly owned subsidiary of the Corporation (including, but not by way of limitation, distributors and sales representatives) that are subject to restrictive agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, such as the proposed sale of such shares;~~

~~(c) amend or modify any provision of the Corporation’s Certificate of Incorporation, as amended, or Bylaws so as to affect adversely the rights, preferences or privileges of the Series A Preferred Stock or the Series B Preferred Stock;~~

~~(d) amend the Bylaws of the Corporation to increase, or otherwise take any action that would have the effect of increasing, the authorized number of directors of the Corporation to more than five (5);~~

~~(e) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock or Series B Preferred Stock;~~

~~(f) authorize or issue, or authorize or effect any reclassification of, or obligate itself to issue, any equity security (other than the Series A Preferred Stock or Series B Preferred Stock), including any other security convertible into or exercisable for any equity security, so as to cause such security to have a preference over, or be on a parity with, the Series A Preferred Stock or the Series B Preferred Stock with respect to dividends or upon liquidation;~~

~~(g) authorize or issue, or obligate itself to issue, any equity security, including any other security convertible into or exercisable for any equity security, of the Corporation to any employee of the Corporation, other than up to 10,561,808 shares of Common Stock (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like after the date hereof) that may be reserved for issuance or otherwise issued under any stock option or other plan or agreement of the Corporation, together with options granted thereunder to purchase such shares; or~~

~~(h) amend any of the provisions set forth in this Subsection 6.~~

~~7. Status of Converted or Redeemed Stock. In the event any shares of Series A Preferred Stock or Series B Preferred Stock shall be converted pursuant to Section 4 above, or in the event any shares of Series A Preferred Stock or Series B Preferred Stock shall be redeemed pursuant to Section 3 above, the shares so converted or redeemed shall be canceled and shall not be issuable by the Corporation. The Certificate of Incorporation, as amended, of the Corporation shall be amended at such time or times as the Corporation deems it reasonably practicable to effect the corresponding reduction in the Corporation’s authorized capital stock.~~

~~C. Common Stock.~~

~~1. Dividend Rights. Subject to the provisions of Section 1 of Division (B) of this Article IV, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.~~

~~2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 2 of Division (B) of this Article IV.~~

~~3. Redemption. The Common Stock is not redeemable hereunder.~~

~~4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.~~

~~4.2 Effective as of a Qualified Public Offering (as defined in Section B.8 of Section 4.1 above),~~ The Corporation’s capital stock shall be comprised as follows:

A. Authorized Shares. The aggregate number of shares that the Corporation shall have authority to issue is 260,000,000, (a) 250,000,000 shares of which shall be Common Stock, par value $0.0001 per share, and (b) 10,000,000 of which shall be Preferred Stock, par value $0.0001 per share.

B. Common Stock. Each share of Common Stock shall have one vote on each matter submitted to a vote of the stockholders of the Corporation. Subject to the provisions of applicable law and the rights of the holders of the outstanding shares of Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of the assets of the Corporation legally available therefor, dividends or other distributions, whether payable in cash, property or securities of the Corporation. The holders of shares of Common Stock shall be entitled to receive, in proportion to the number of shares of Common Stock held, the net assets of the Corporation upon dissolution after any preferential amounts required to be paid or distributed to holders of outstanding shares of Preferred Stock, if any, are so paid or distributed.

C. Preferred Stock.

1. SERIES. The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. The description of shares of each additional series of Preferred Stock, including any designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors.

2. Rights and Preferences. The Board of Directors is expressly authorized, at any time, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and, if and to the extent from time to time required by law, by filing certificates of amendment or designation which are effective without stockholder action, to increase or decrease the number of shares included in each series of Preferred Stock, but not below the number of shares then issued, and to set in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, setting or changing the following: the dividend rate, if any, on shares of such series, the times of payment and the date from which dividends shall be accumulated, if dividends are to be cumulative;

(a) whether the shares of such series shall be redeemable and, if so, the redemption price and the terms and conditions of such redemption;

(b) the obligation, if any, of the Corporation to redeem shares of such series pursuant to a sinking fund;

(c) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class of classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(d) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the extent of such voting rights;

(e) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and

(f) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

ARTICLE IX.

A. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified. ~~At the first annual meeting of stockholders following the closing of the initial public offering (the “FIRST PUBLIC COMPANY ANNUAL MEETING”) of the Corporation’s capital stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “INITIAL PUBLIC OFFERING”), the~~ The directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated as Class I, Class II and Class III, each with a term of office to expire at~~. The term of office of the initial Class I directors shall expire at the next succeeding annual meeting of stockholders, the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of stockholders. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors designated and elected at the First Public Company Annual Meeting. At each annual meeting after the First Public Company Annual Meeting, directors to replace those of a Class whose terms expire at such annual meeting shall be elected to hold office until~~ the third succeeding annual meeting after their election, with each director to hold office ~~and~~ until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.

B. Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at a meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor shall have been duly elected and qualified.

ARTICLE XI

~~Effective upon the closing of the Initial Public Offering,s~~ Stockholders of the Corporation may not take action by written consent in lieu of a meeting but must take any actions at a duly called annual or special meeting.

SILICON LABS

The Leading Innovator in Low-Power Wireless.

P.O. BOX 8016, CARY, NC 27512-9903 Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Silicon Laboratories Inc. Annual Meeting of Stockholders Internet: www.proxypush.com/SLAB • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-834-5878 • Use any touch-tone telephone • Have your Proxy Card ready Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/SLAB For Stockholders of Record as of February 24, 2025 Thursday, April 24, 2025 9:00 AM, Central Daylight Time Annual Meeting to be held live via the Internet Please visit www.proxydocs.com/SLAB for more details YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 9:00 AM, Central Daylight Time, April 24, 2025. This proxy is being solicited on behalf of the Board of Directors The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders (the “Annual Meeting”) of Silicon Laboratories Inc. (“Silicon Laboratories”) and the Proxy Statement and hereby appoints Navdeep S. Sooch and R. Matthew Johnson (“Named Proxies”) or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, all of the shares of Silicon Laboratories that the undersigned is entitled to vote at the Annual Meeting to be held virtually at 9:00 AM, CDT on April 24, 2025, and any adjournment or postponement thereof. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy is revocable and will be voted as directed. However, if no instructions are specified, the proxy will be voted FOR the election of the director nominees specified in Proposal 1 and FOR Proposals 2, 3, 4 and 5. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: the Annual Report, Notice and Proxy Statement are available at www.proxydocs.com/SLAB. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Silicon Laboratories Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR the election of the director nominees in Proposal 1 and FOR Proposals 2, 3, 4 and 5. PROPOSAL YOUR VOTE 1. To elect three Class III directors to serve on the Board of Directors until our 2028 annual meeting of stockholders, or until a successor is duly elected and qualified; 1.01 William G. Bock 1.02 Christy Wyatt 1.03 Sherri Luther FOR AGAINST ABSTAIN 2. To ratify the appointment of ____________________ as our independent registered public accounting firm for the fiscal year ending January 3, 2026; FOR AGAINST ABSTAIN 3. To vote on an advisory (non-binding) resolution to approve executive compensation; 4. To approve an amendment to the Fourth Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company; 5. To approve amendments to the Fourth Amended and Restated Certificate of Incorporation to implement miscellaneous changes; and 6. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof. NOTE: In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as they may properly come before the meeting. BOARD OF DIRECTORS RECOMMENDS FOR FOR FOR FOR FOR FOR FOR You must register to attend the meeting online and/or participate at www.proxydocs.com/SLAB Authorized signatures must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date